Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

among

ARMOUR RESIDENTIAL REIT, INC.,

ARMOUR MERGER SUB CORP.

and

ENTERPRISE ACQUISITION CORP.

Dated as of July 29, 2009

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

A-4

Section 1.1

Defined Terms

A-4

Section 1.2

Interpretation

A-9

ARTICLE II

THE MERGER

A-9

Section 2.1

The Merger

A-9

Section 2.2

Effective Time; Closing

A-10

Section 2.3

Articles of Incorporation and Bylaws

A-10

Section 2.4

Directors and Officers

A-10

ARTICLE III

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES  A-10

Section 3.1

Effect on Capital Stock and Warrants

A-10

Section 3.2

Converting Shares

A-10

Section 3.3

No Further Ownership Rights in Shares

A-11

Section 3.4

Stock Transfer Books

A-11

Section 3.5

Affiliates

A-11

Section 3.6

Certain Adjustments

A-11

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

A-11

Section 4.1

Organization; Qualification

A-11

Section 4.2

Capitalization

A-11

Section 4.3

Authority; Approval

A-12

Section 4.4

Consents and Approvals; No Violations

A-12

Section 4.5

SEC Reports; Financial Statements and Sarbanes-Oxley Act

A-12

Section 4.6

Absence of Undisclosed Liabilities

A-13

Section 4.7

Absence of Certain Changes or Events

A-13

Section 4.8

Contracts

A-13

Section 4.9

Litigation

A-13

Section 4.10

Permits; Compliance with Applicable Law

A-13

Section 4.11

Tax Matters

A-14

Section 4.12

Assets and Properties

A-14

Section 4.13

Transactions with Affiliates

A-14

Section 4.14

Employee Matters

A-14

Section 4.15

Required Votes of the Company’s Stockholders and Warrantholders

A-15

Section 4.16

Trust Account

A-15

Section 4.17

Brokers

A-15

Section 4.18

Disclosure

A-15

Section 4.19

Section 203 of the DGCL

A-15

Section 4.20

No Additional Representations

A-15

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF  PARENT AND MERGER SUB

A-15

Section 5.1

Organization

A-15

Section 5.2

Capitalization

A-15

Section 5.3

Authority; Approval

A-16

Section 5.4

Consents and Approvals; No Violations

A-16

Section 5.5

New Company/No Operations of Parent and Merger Sub

A-17

Section 5.6

Litigation

A-17

Section 5.7

Brokers

A-17

Section 5.8

REIT

A-17

Section 5.9

Tax Matters

A-17

Section 5.10

No Additional Representations

A-17

ARTICLE VI

COVENANTS

A-18

Section 6.1

Conduct of the Parties

A-18

Section 6.2

No Solicitation

A-20

Section 6.3

Proxy Statement/Prospectus; S-4 Registration Statement; Information Supplied

A-21

Section 6.4

Stockholders and Warrantholders Meeting

A-21

Section 6.5

Filings; Other Actions; Notification

A-21

Section 6.6

Access to Information

A-22

Section 6.7

Further Assurances

A-22

Section 6.8

Commercially Reasonable Efforts

A-22

Section 6.9

Indemnification; Directors’ and Officers’ Insurance

A-22

Section 6.10

Affiliates

A-23

Section 6.11

Certain Litigation

A-23

Section 6.12

Public Disclosure

A-23

Section 6.13

Listing

A-23

Section 6.14

Section 16 Matters

A-23

Section 6.15

Trust Account

A-23

Section 6.16

Share Purchases

A-24

Section 6.17

Proposed Charter Amendment

A-24

Section 6.18

REIT Election

A-24

Section 6.19

Ancillary Agreements

A-24

Section 6.20

Asset Acquisition

A-24

Section 6.21

Resignation Letters

A-24

Section 6.22

Registration Statement

A-24

Section 6.23

Restrictions

A-25

Section 6.24

Cancellation of Certain Pre-IPO Shares

A-25

ARTICLE VII

CONDITIONS

A-25

Section 7.1

Conditions to Each Party’s Obligation to Effect the Merger

A-25

Section 7.2

Conditions to the Obligations of the Company

A-25

Section 7.3

Conditions to the Obligations of Parent and Merger Sub

A-26

ARTICLE VIII

TERMINATION

A-26

Section 8.1

Termination

A-26

Section 8.2

Effect of Termination

A-27

Section 8.3

Termination Fee

A-27

ARTICLE IX

MISCELLANEOUS

A-28

Section 9.1

Non-survival of Representations and Warranties

A-28

Section 9.2

Notices

A-28

Section 9.3

Entire Agreement

A-28

Section 9.4

Waiver

A-28

Section 9.5

Amendment

A-28

Section 9.6

No Third-Party Beneficiary

A-29

Section 9.7

Assignment; Binding Effect

A-29

Section 9.8

CONSENT TO JURISDICTION AND SERVICE OF PROCESS

A-29

Section 9.9

Specific Performance

A-29

Section 9.10

Invalid Provisions

A-29

Section 9.11

GOVERNING LAW

A-29

Section 9.12

Counterparts

A-29

Section 9.13

Expenses

A-29

EXHIBITS:

EXHIBIT A

Form of Second Amended and Restated Certificate of Incorporation

EXHIBIT B

Investment Criteria for Asset Acquisitions

EXHIBIT C

Form of Management Agreement

EXHIBIT D

Sponsors' Voting and Support Agreement

EXHIBIT E

Form of Warrant Amendment Agreement

EXHIBIT F

Form of Affiliate Letters

EXHIBIT G

Form of Escrow Termination Agreement

EXHIBIT H

Form of Sub-Management Agreement

EXHIBIT I

Directors and Officers of Parent

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 29, 2009, among ARMOUR RESIDENTIAL REIT, INC., a Maryland corporation (“Parent”), ARMOUR MERGER SUB CORP., a Delaware corporation (“Merger Sub”), and ENTERPRISE ACQUISITION CORP., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the boards of directors of each of Parent, Merger Sub and the Company have unanimously approved the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the boards of directors of each of Parent, Merger Sub and the Company have unanimously determined that the Merger is fair to and in the best interests of their respective stockholders;

WHEREAS, the board of directors of the Company has unanimously approved the Second Amended and Restated Certificate of Incorporation (the “Proposed Charter Amendment”);

WHEREAS, prior to or simultaneously with the execution of this Agreement, and as a condition and inducement to Parent to enter into this Agreement, the Company and Staton Bell Blank Check LLC and certain other Affiliates of the Company (the “Sponsors”) are entering into the Sponsors' Voting and Support Agreement pursuant to which the Sponsors have, among other things, agreed, upon the terms and subject to the conditions thereof, to vote their Shares, if any, acquired after the IPO in favor of adopting this Agreement;

WHEREAS, prior to or simultaneously with the execution of this Agreement, Staton Bell Blank Check LLC (the “Sponsor Vehicle”), the Parent, Jeffrey J. Zimmer, Scott J. Ulm and Manager are entering into a Sub-Management Agreement, pursuant to which the Sponsor Vehicle shall be engaged as a sub-advisor to the Manager to assist the Manager in providing advisory services to the REIT pursuant to the Management Agreement; and

WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a contribution governed by Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1

Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth below:

“Acquisition Proposal” means any inquiry, proposal, offer or expression of interest by any Person (other than Parent and its Affiliates) relating to a merger, consolidation, share exchange, reorganization, recapitalization, liquidation, dissolution or other similar transaction or business combination involving the Company, or the issuance of any securities (or rights to acquire securities) of the Company, or any similar transaction, or any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Transactions.

“Affiliates” shall mean any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Transaction” means the sale, transfer or other disposition, directly or indirectly, including through an asset sale, stock sale or issuance, merger, amalgamation or other similar transaction, of all or a substantial portion of the Company, in a transaction or a series of transactions with one or more Persons (other than Parent and its Affiliates), excluding in each case, (i) any liquidation of the Company or similar transaction or (ii) any one or more transactions pursuant to arrangements contemplated by Section 6.17.

“Second Amended and Restated Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company substantially in the form attached hereto as Exhibit B.

“Ancillary Agreements” means the Warrant Amendment Agreement, the Sponsors' Voting and Support Agreement, the Management Agreement, the Escrow Termination Agreement, and the Sub-Management Agreement.

“Balance Sheet” has the meaning set forth in Section 4.6.

“Business Combination” shall mean the Business Combination (as defined in the Proposed Charter Amendment) between the Company, Parent and Merger Sub contemplated by this Agreement.

“Business Day” means a day on which the banks are opened for business (Saturdays, Sundays, statutory and civic holidays excluded) in New York, New York, United States.

“Bylaws” has the meaning set forth in Section 2.3(b).

“Certificate of Merger” has the meaning set forth in Section 2.2.

“Change in Recommendation” means (i) the withdrawal of, or modification in a manner adverse to Parent of, the Company Recommendation or (ii) the recommendation by the Company’s board of directors or any committee thereof to the Company’s Stockholders to vote in favor of any Acquisition Proposal.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Contracts” means: (a) any “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC; (b) all Contracts to which the Company is a party or by which any of the Company’s assets may be bound, subjected or affected, which either (i) creates or imposes a liability greater than $100,000 or (ii) may not be cancelled by the Company on thirty (30) days’ or less prior notice; (c) all Contracts concerning a partnership, joint venture, joint development or other cooperation arrangement; (d) all material Contracts with any Governmental Authority; (e) all material Contracts relating to or evidencing Indebtedness of the Company (or the creation, incurrence, assumption, securing or guarantee thereof); (f) all material Contracts for the purchase of any business, corporation, partnership, joint venture, association or other business organization or any division, material assets, material operating unit or material product line thereof; (g) all material Contracts relating to employment, change of control, retention, severance or material consulting or advising arrangements; (h) all Contracts relating to securities of the Company; and (i) all Contracts which are otherwise material to the Company taken as a whole (other than the Transaction Documents and other contracts contemplated by this Agreement) which are not described in any of the categories specified above.

“Company Disclosure Schedule” has the meaning set forth in Article IV.

“Company Recommendation” means the recommendation of the Company’s board of directors to the Company Stockholders to grant the Company Stockholder Approval.

“Company Stockholder Approval” means (i) the affirmative vote of a majority of the outstanding Shares entitled to vote thereon at the Company Stockholders Meeting in person or by proxy to approve the Proposed Charter Amendment, (ii) the affirmative vote of a majority of the outstanding Shares entitled to vote thereon at the Company Stockholders Meeting in person or by proxy to adopt this Agreement, (iii) the affirmative vote of a majority of the outstanding IPO Shares voted at the Company Stockholders Meeting in Person or by proxy to approve the Business Combination and (iv) any other approvals of the Company Stockholders necessary to approve this Agreement and the Transactions.

“Company Stockholders” means holders of Shares.

“Company Stockholders Meeting” has the meaning set forth in Section 6.4(a).

“Company Warrantholder Approval” means the approval by proxy or written consent of a majority of the Company Warrantholders to the Warrant Amendment Agreement.

“Company Warrantholders” means holders of Warrants.

“Company Warrantholders Meeting” has the meaning set forth in Section 6.4(a).

“Contract” has the meaning set forth in Section 4.4(b).

“Conversion Consideration” has the meaning set forth in Section 3.2.

“Conversion Price” has the meaning set forth in Section 3.2.

"Conversion Threshold" means thirty percent (30%) or more of the IPO Shares, or fifty percent (50%) or more of the IPO Shares if the secondary charter proposal is approved at the Company's special meeting to obtain stockholder approval.

“Converting Shares” has the meaning set forth in Section 3.2.

“Converting Stockholder” has the meaning set forth in Section 3.2.

“Costs” has the meaning set forth in Section 6.9(a).

“DGCL” has the meaning set forth in Section 2.1.

“D&O Insurance” has the meaning set forth in Section 6.9(b).

“Effective Time” has the meaning set forth in Section 2.2.

"Enterprise Distribution" means that certain one-time cash distribution of $0.13 per share to be declared by the Company prior to the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any Person means any other Person that, together with such Person, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Escrow Termination Agreement” means the termination agreement entered into among the Company, Staton Bell Blank Check LLC, Stewart Paperin, Richard Steiner, Jordan Zimmerman and Continental Stock Transfer & Trust Company and attached hereto as Exhibit G.

“Exchange Act” has the meaning set forth in Section 4.4(a).

“Exchange Ratio” has the meaning set forth in Section 3.1(a).

“Expenses” means the out-of-pocket fees and expenses of a party, including related to its advisors, counsel and accountants, incurred by the party or on its behalf in connection with the Transactions, including the out-of-pocket expenses related to the preparation, printing, filing and mailing of the S-4 Registration Statement and the Proxy Statement/Prospectus and the solicitation of Company Stockholder Approval.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” has the meaning set forth in Section 4.4(a).

“Indebtedness” means, with respect to any Person on any date of determination (without duplication): (a) the principal of, interest on and premium (if any) in respect of indebtedness of such Person for borrowed money; (b) the principal of, interest on and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within ninety (90) days of incurrence); (d) capitalized lease obligations of such Person; (e) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables); and (f) the principal component of Indebtedness of other Persons to the extent guaranteed by such Person.

“Indemnified Parties” has the meaning set forth in Section 6.9(a).

“Investment Criteria” means the investment criteria set forth on Exhibit C, pursuant to which Parent will acquire agency residential mortgage-backed securities and other assets.

“IPO” means the initial public offering of the Company, consummated on November 14, 2007.

“IPO Shares” means the Shares issued in the IPO (excluding, for the avoidance of doubt, Shares issued to the Sponsors prior to the IPO).

“Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended, unless expressly specified otherwise.

“Liability” means any and all claims, debts, liabilities, obligations and commitments of whatever nature, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, and whenever or however arising (including those arising out of any Contract or tort, whether based on negligence, strict liability or otherwise) and whether or not the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

“Lien” means any lien, charge, pledge, security interest, claim or other encumbrance.

“Management Agreement” means the management agreement to be entered into between Parent and Manager substantially in the form attached hereto as Exhibit C.

“Manager” means ARMOUR Residential Management LLC, a Delaware limited liability company.

“Material Adverse Effect” means, with respect to any Person, an event, circumstance, change or effect that has had, or is reasonably likely to have, (a) a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of such Person and its subsidiaries taken as a whole other than any event, circumstance, change or effect resulting from (i) general economic, market or political conditions, (ii) matters generally affecting the industries or market sectors in which such Person operates, (iii) the announcement or expectation of the Transactions, (iv) any of the requirements or limitations imposed on such Person pursuant to this Agreement or the other Transaction Documents, (v) changes in Law, (vi) changes in GAAP, (vii) acts of war or terrorism, (viii) fluctuations in the share price of such Person’s common stock, except, in the case of the foregoing clauses (i), (ii) and (vii) only, to the extent such changes do not have a materially disproportionate impact on such Person and its subsidiaries, taken as a whole, relative to other companies in the industries in which such Person and its subsidiaries conduct their business or (b) a material adverse effect on the ability of such Person to perform its obligations under this Agreement or any of the other Transaction Documents, or that would prevent or materially delay the consummation of the Transactions.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.1(a).

“Merger Sub” has the meaning set forth in the Preamble.

“NYSE” means the New York Stock Exchange.

“NYSE Amex” means NYSE Amex Equities.

“Parent” has the meaning set forth in the Preamble.

“Parent Shares” has the meaning set forth in Section 3.1(a).

“Permits” has the meaning set forth in Section 4.10.

“Permitted Liens” means (i) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings (if then appropriate), (ii) mechanics’, carriers’, workers’ and other similar Liens arising or incurred in the ordinary course of business, and (iii) other Liens that individually or in the aggregate with other title defects, do not materially impair the value of the property subject to such Liens or other such title defect or the use of such property in the conduct of the business.

“Person” means any individual, sole proprietorship, firm, corporation (including any non-profit corporation and public benefit corporation), general or limited partnership, limited liability partnership, joint venture, limited liability company, estate, trust, association, organization, labor union, institution, entity or Governmental Authority, including any successor (by merger or otherwise) of such Person.

“Proposed Charter Amendment” has the meaning set forth in the Recitals.

“Proxy Statement/Prospectus” has the meaning set forth in Section 6.3(a).

“Public Stockholders” means the holders of the IPO Shares.

“Registration Rights Agreement” means the registration rights agreement containing customary terms and conditions to be entered into between the Parent and the Sponsors.

“REIT” has the meaning set forth in Section 6.19.

“S-4 Registration Statement” has the meaning set forth in Section 6.3(a).

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 4.5(a).

“Securities Act” has the meaning set forth in Section 3.3.

“Shares” has the meaning set forth in Section 3.1(a).

“Sponsors” has the meaning set forth in the Recitals.

"Sponsor Vehicle" has the meaning set forth in the Recitals.

 “Sponsors' Voting and Support Agreement” means the agreement entered into between the Company, Parent, Merger Sub, Manager and the Sponsors in the form attached hereto as Exhibit F.

“Sub-Management Agreement” means the Sub-Management Agreement to be entered into between the Parent, Scott J. Ulm, Jeffrey J. Zimmer, the Manager and Sponsor Vehicle substantially in the form attached hereto as Exhibit H.

“Superior Proposal” means any bona fide written Acquisition Proposal pursuant to which a third party would own fifty percent (50%) or more of the assets, revenue or net income of the Company, or in the case of the issuance of securities (or rights to acquire securities) of the Company, such third party would represent fifty percent (50%) or more of the voting power in the Company, on terms that the board of directors of the Company determines in its good faith judgment are more favorable to the Company’s stockholders than the Transactions (taking into account the various legal, financial and regulatory aspects of the proposal and the Person making the proposal and any changes to the Transactions proposed by Parent in response to the receipt by the Company of such proposal) and that is not subject to any material contingency unless, in the good faith judgment of the board of directors of the Company, such contingency is reasonably capable of being satisfied.

“Surviving Company” has the meaning set forth in Section 2.1.

“Tax” means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority or any obligation to pay taxes imposed on any entity for which a party to this Agreement is liable as a result of any indemnification provision or other Contractual obligation.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Termination Date” has the meaning set forth in Section 8.1(b)(ii).

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, including the Company Disclosure Schedules, and the Ancillary Agreements.

“Termination Fee” has the meaning set forth in Section 8.3 (a).

“Transactions” means the transactions contemplated by the Transaction Documents.

“Trust Account” means the trust account established by the Company in connection with the consummation of the IPO and into which the Company deposited a designated portion of the net proceeds from the IPO.

“Trust Agreement” means the Investment Management Trust Agreement dated November 7, 2007 between Continental Stock Transfer & Trust Company and the Company.

 “Warrant” has the meaning set forth in Section 4.2.

“Warrant Amendment Agreement” means the warrant amendment agreement to be entered into between the Company, Parent and Continental Stock Transfer & Trust Company substantially in the form attached hereto as Exhibit E.

Section 1.2

Interpretation.

(a)

When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated.

(b)

The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)

The parties have participated jointly in negotiating and drafting this Agreement.  If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(d)

The words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation.”

(e)

The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(f)

All terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

(g)

The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(h)

If any action is to be taken by any party hereto pursuant to this Agreement on a day that is not a Business Day, such action shall be taken on the next Business Day following such day.

(i)

References to a Person are also to its permitted successors and assigns.

(j)

The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(k)

“Reasonable best efforts” or similar terms shall not require the waiver of any rights under this Agreement.

(l)

A “subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first Person.

(m)

The term “ordinary course of business” (or similar terms) shall be deemed to be followed by the words “consistent with past practice. ”

ARTICLE II

THE MERGER

Section 2.1

The Merger.  Upon the terms and subject to the conditions set forth herein, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation (the “Surviving Company”) and a wholly owned subsidiary of Parent.  The Merger shall have the effects set forth in the DGCL.

Section 2.2

Effective Time; Closing.  As promptly as practicable (but in no event more than two (2) Business Days) after the satisfaction or waiver of the conditions to the Merger set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing, but subject to such conditions), the Surviving Company shall (i) file in the office of the Secretary of State of the State of Delaware, a certificate of merger (the “Certificate of Merger”) meeting the requirements of the DGCL and (ii) execute, acknowledge, deliver, file and/or record all such other instruments, and take all such other actions, as may be required in order to cause the Merger to become effective in accordance with the provisions of the DGCL.  The date and time on which the Merger becomes effective in accordance with the applicable provisions of the DGCL is hereinafter referred to as the “Effective Time.”  Prior to such filing, a closing (the “Closing”) shall be held at the offices of Akerman Senterfitt, One Southeast Third Avenue, Suite 2500, Miami, Florida 33131. The date of the Closing is referred to as the “Closing Date.”

Section 2.3

Articles of Incorporation and Bylaws.

(a)

The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Company until amended in accordance with the DGCL.

(b)

The bylaws of Merger Sub as in effect immediately prior to the Effective Time (“Bylaws”) shall be the bylaws of the Surviving Company until amended in accordance with the DGCL.

Section 2.4

Directors and Officers.

(a)

The board of directors of Parent will take all action necessary to increase the size of the board of directors to nine (9) directors and shall elect to the board of directors of Parent the persons listed on Exhibit I and the remaining directors of Parent not designated to remain on Parent’s board of directors after the Effective Time shall resign from Parent’s board of directors, in each case effective as of the Effective Time.

(b)

The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company, in each case until duly removed or replaced in accordance with the Bylaws of the Surviving Company and the DGCL.

ARTICLE III

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT

CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 3.1

Effect on Capital Stock and Warrants.  As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

(a)

each issued and outstanding share of common stock, par value $0.0001 per share, of the Company (the “Shares”) (other than Converting Shares and any Shares to be cancelled in accordance with Section 3.1(c) hereof) shall be converted into the right to receive one (the “Exchange Ratio”) fully paid and nonassessable share of common stock, par value $0.01 per share, of Parent (the “Parent Shares”) (the “Merger Consideration”);

(b)

all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration or the Conversion Consideration, as applicable;

(c)

(i) each Share that is owned by the Company (other than Shares held either in a fiduciary or agency capacity that are beneficially owned by third parties) and (ii) each Share that is owned by Parent or Merger Sub (other than Shares held either in a fiduciary or agency capacity that are beneficially owned by third parties) shall be transfered to the Company and shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange thereafter;

(d)

each Parent Share issued and outstanding prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Parent Shares shall cease to have any rights with respect thereto whatsoever;

(e)

each issued and outstanding share of common stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Company; and

(f)

subject to the Warrant Amendment Agreement, each unexercised and unexpired Warrant to purchase Shares of the Company which is outstanding immediately prior to the Effective Time shall automatically become exercisable for the kind and amount of securities which the holder of a Warrant would have owned immediately after the Effective Time if such holder had exercised the Warrant immediately before the Effective Time.

Section 3.2

Converting Shares.  Each Company Stockholder who at the Company Stockholder Meeting votes against the Business Combination (each, a “Converting Stockholder”) may, contemporaneously with such vote, demand that the Company convert its Shares (the “Converting Shares”) into cash.  To perfect such conversion, each Converting Stockholder must deliver its certificate to Continental Stock Transfer & Trust Company, as trustee for the Trust Account, physically or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System at any time up to the Company Stockholders Meeting.  If so demanded and properly perfected, the Company shall, promptly after the Closing, convert such Converting Shares into cash at a per share conversion price (the “Conversion Price”), calculated as of two (2) Business Days prior to the Closing, equal to the quotient determined by dividing (A) the amount then held in the

Trust Account, by (B) the total number of IPO Shares then outstanding (the “Conversion Consideration”). The Converting Shares shall thereafter be cancelled.

Section 3.3

No Further Ownership Rights in Shares.  All Conversion Consideration delivered upon the surrender of certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such certificates.  Until surrendered as contemplated by this Section 3.3, each certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Conversion Consideration.  No interest will be paid or will accrue on the cash or any other amounts payable upon the surrender of any certificate.

Section 3.4

Stock Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the Shares that were outstanding immediately prior to the Effective Time.

Section 3.5

Affiliates.  Notwithstanding anything to the contrary herein, no Parent Shares or Warrants shall be delivered to a Person who may be deemed an “affiliate” of the Company for purposes of Rule 145 under the Securities Act of 1933 (together with the rules and regulations thereunder, the “Securities Act”) until such Person has executed and delivered an agreement, substantially in the form of Exhibit F, to Parent.

Section 3.6

Certain Adjustments.  If after the date hereof and on or prior to the Effective Time the outstanding Shares or Parent Shares shall be changed by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur, the Exchange Ratio shall be appropriately adjusted.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that, except as set forth in the SEC Reports filed with the SEC and publicly available not later than two (2) Business Days prior to the date of this Agreement or in the disclosure schedule delivered by the Company to Parent prior to the execution and delivery of this Agreement (it being agreed that any disclosure set forth on any particular section of the Company Disclosure Schedule shall be deemed disclosed in another section of the Company Disclosure Schedule if the relevance of such disclosure to such other section is reasonably apparent)(the “Company Disclosure Schedule”):

Section 4.1

Organization; Qualification.

(a)

The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, license, use, lease and operate its assets and properties and to carry on its business as it is now being conducted.

(b)

The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the assets or property owned, licensed, used, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.2

Capitalization.  The authorized capital stock of the Company consists of 100,000,000 Shares and 1,000,000 shares of preferred stock.  At the close of business on the date of this Agreement, (i) 31,250,000 Shares were issued and outstanding, (ii) no shares of preferred stock were issued and outstanding and (iii) 32,500,000 warrants entitling the holder to purchase one Company Share per warrant (each, a “Warrant”) were issued and outstanding.  All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights.  Except as set forth above in this Section 4.2, there are no outstanding (x) shares of capital stock or other voting securities of the Company, (y) securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company or (z) subscriptions, options, warrants, puts, calls, phantom stock rights, stock appreciation rights, stock-based performance units, agreements, understandings, claims or other commitments or rights of any type granted or entered into by the Company relating to the issuance, sale, repurchase or transfer of any securities of the Company or that give any Person or entity the right to receive any economic benefit or right similar to or derived from the economic benefits and rights of securities of the Company.  Except with respect to the right of Converting Stockholders to be paid the Conversion Price, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company or to vote or to dispose of any shares of the capital stock of the Company.

Section 4.3

Authority; Approval.

(a)

The Company has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform and consummate the Transactions.  The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and no corporate or other proceedings on the part of the Company are necessary to authorize this Agreement or the Transaction Documents to which it is a party or to consummate the Transactions, other than (i) the Company Stockholder Approval and Company Warrantholder Approval and (ii) the filing of the Proposed Charter Amendment with the Secretary of State of Delaware.  This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)

The board of directors of the Company, by resolution duly adopted at a meeting duly called and held has (i) determined that this Agreement and the Transactions are fair and in the best interest of the Company and the Company Stockholders, (ii) adopted a resolution approving this Agreement, setting forth the Proposed Charter Amendment and declaring the advisability of this Agreement and the Proposed Charter Amendment, (iii) directed that this Agreement, the Proposed Charter Amendment and the Business Combination be submitted to the Company Stockholders for consideration at the Company Stockholders Meeting and (iv) resolved to make the Company Recommendation.

Section 4.4

Consents and Approvals; No Violations.

(a)

The execution, delivery and performance by the Company, of this Agreement and the Transaction Documents to which it is a party and the consummation by the Company of the Transactions do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any foreign or domestic governmental body, self-regulatory organization, court or arbiter, agency, commission, official or regulatory or other authority (collectively, “Governmental Authority”) other than (i) the filing of the Certificate of Merger as contemplated by Article II hereof, (ii) compliance with any applicable requirements of the Securities and Exchange Act of 1934 (together with the rules and regulations thereunder, the “Exchange Act”), (iii) compliance with any applicable requirements of the NYSE Amex and (iv) the filing of the Proposed Charter Amendment as contemplated by Section 6.18 hereof.

(b)

The execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is a party and the consummation by the Company of the Transactions do not and will not (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits or the creation or acceleration of any right or obligation under or result in the creation of any Lien upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, lease, license, permit, concession, franchise, purchase order, sales order contract, agreement or other instrument, understanding or obligation, whether written or oral (a “Contract”), to which the Company is a party or by which any of its properties or assets may be bound or (ii) violate any judgment, order, writ, preliminary or permanent injunction or decree or any statute, law, ordinance, rule or regulation of any Governmental Authority applicable to the Company or any of its properties or assets, except in the case of clauses (i) or (ii) for violations, breaches or defaults that would not reasonably be expected to have a Material Adverse Effect on the Company. The consummation by the Company of the Transactions do not and will not conflict with or result in any breach of any provision of the Proposed Charter Amendment.

Section 4.5

SEC Reports; Financial Statements and Sarbanes-Oxley Act.

(a)

The Company has timely filed all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since August 6, 2007 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “SEC Reports”).  None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of the Company as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

(b)

The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act).  Such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared.  To the Company’s knowledge, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(c)

The Company has established and maintained a system of internal controls.  To the Company’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP.

(d)

There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.  The Company has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

Section 4.6

Absence of Undisclosed Liabilities.  The Company has no Liabilities of any kind or character except for Liabilities (i) in the amounts set forth or reserved on the Company balance sheet or the notes thereto, as included in the Form 10-K the Company filed with the SEC on March 16, 2009 (the “Balance Sheet”), (ii) arising after March 31, 2009 in the ordinary course of business, (iii) incurred in connection with the Transactions or (iv) which are not, individually or in the aggregate, material. Section 4.6 of the Company Disclosure Schedule lists all Liabilities incurred by the Company since March 31, 2009.

Section 4.7

Absence of Certain Changes or Events.

(a)

Except as otherwise set forth on Section 4.7 of the Company Disclosure Schedule, since January 1, 2009, the Company has conducted its business only in the ordinary course in all material respects and there has not been a Material Adverse Effect on the Company.

(b)

Except as otherwise set forth on Section 4.7 of the Company Disclosure Schedule, since January 1, 2009, the Company has not taken any action which, if taken after the date hereof and prior to the Closing without the prior written consent of Parent, would violate Section 6.1(a) hereof.

Section 4.8

Contracts.  Each Company Contract is valid, binding and enforceable against the Company and, to the knowledge of the Company, against each other party thereto in accordance with its terms, and is in full force and effect.  The Company has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, any Company Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default thereunder.  To the knowledge of the Company, no other party to any Company Contract is in material default in respect thereof, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, except in each case as would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.9

Litigation.  There are no material suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened, before any Governmental Authority of any nature, brought by or against any of the Company or, to the knowledge of the Company, any of its respective officers or directors involving or relating to the Company or the assets, properties or rights of the Company or the Transactions.  There is no material judgment, decree, injunction, rule or order of any Governmental Authority of any nature outstanding or, to the knowledge of the Company, threatened against the Company.

Section 4.10

Permits; Compliance with Applicable Law.  The Company holds all permits, licenses, authorizations, certificates, variances, exemptions, orders and approvals of all Governmental Authorities necessary for the lawful conduct of its business as presently conducted and to own its assets and properties (the “Permits”), except for failures to hold such Permits that would not reasonably be expected to have a Material Adverse Effect on the Company.  The Company is in compliance with the terms of each Permit, except where the failure so to comply would not reasonably be expected to have a Material Adverse Effect on the Company.  The business of the Company has not been and is not being conducted in violation of any Law except for violations that would not reasonably be expected to have a Material Adverse Effect on the Company.  No investigation or review by any Governmental Authority with respect to the Company is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Authority indicated an intention to conduct any such investigation or review, other than, in each case, where the outcome would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.11

Tax Matters.

(a)

All U.S. federal and state income Tax Returns and all other material Tax Returns required to be filed with any taxing authority by, or with respect to the Company have been filed in accordance with all applicable law, and such Tax Returns are true, correct and complete in all material respects.  The Company has timely paid all Taxes shown as due and payable on such Tax Returns or that are otherwise due.  The Company has made provision for all material Taxes payable by it for which no Tax Return has yet been filed.  The Balance Sheet reflects an adequate reserve for all material Taxes payable by the Company for all taxable periods and portions thereof through the date of such Balance Sheet.

(b)

There is no action, suit, proceeding, audit or claim now pending or, to the knowledge of the Company, threatened against or with respect to the Company in respect of any Tax and no taxing authority has given written notice of the commencement of any audit, examination or deficiency action with respect to any such Taxes.

(c)

The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.  The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 162(m) or 280G of the Code.

(d)

There are no outstanding Contracts or waivers extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, material Taxes of the Company due for any taxable period.

(e)

The Company has not received written notice of any claim, and, to the knowledge of the Company, no claim has ever been made, by any taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(f)

The Company has not requested, nor is the subject of or bound by, any private letter ruling, technical advise memorandum, closing agreement or similar ruling, memorandum or agreement with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(g)

The Company has not participated in a “listed transaction,” as defined in Treasury Regulation § 1.6011-4(b)(2).

Section 4.12

Assets and Properties.  The Company has valid title to or a valid leasehold interest in all of its material assets and properties (whether real, personal or mixed, or tangible) (including all assets and properties recorded on the Balance Sheet, other than assets and properties disposed of in the ordinary course of business), in each case free and clear of any Liens other than Permitted Liens.

Section 4.13

Transactions with Affiliates.  Except as contemplated by the Transaction Documents, there are no Contracts or transactions between the Company and any of its Affiliates including the Sponsors and any of their employees, officers or directors.

Section 4.14

Employee Matters.

(a)

The Company does not and is not required to, and has not and has never been required to, maintain, sponsor, contribute to, or administer any pension, retirement, savings, money purchase, profit sharing, deferred compensation, medical, vision, dental, hospitalization, prescription drug and other health plan, cafeteria, flexible benefits, short-term and long-term disability, accident and life insurance plan, bonus, stock option, stock purchase, stock appreciation, phantom stock, incentive and special compensation plan or any other employee or fringe benefit plan, program or contract and does not have any liability of any kind with respect to any of the foregoing (under ERISA or otherwise).  The Company does not have any contract, plan or commitment, whether or not legally binding, to create any of the foregoing other than as contemplated by this Agreement.  Neither the Company nor any of its ERISA Affiliates has, during any time in the six-year period preceding the Closing Date, contributed to, sponsored, maintained or administered any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA or Section 412 of the Code.

(b)

The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions will not (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of the Company or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

Section 4.15

Required Votes of the Company’s Stockholders and Warrantholders.  Other than the Company Stockholder Approval and Company Warrantholder Approval, no approval of the Company Stockholders or Company Warrantholders is required in connection with the Transactions.

Section 4.16

Trust Account.

(a)

As of March 31, 2009, the Company has $249,434,399, including interest thereon, held in the Trust Account. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended.  The Company has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default thereunder.  There are no claims or proceedings pending with respect to the Trust Account.  Since March 31, 2009, the Company has not released any money from the Trust Account, other than amounts permitted under the Trust Agreement.

(b)

As of the Effective Time, the obligations of the Company to dissolve or liquidate shall terminate, and as of the Effective Time, the Company shall have no obligation whatsoever to dissolve and liquidate the assets of the Company by reason of the consummation of the Transactions, and following the Effective Time, no Company Stockholder shall be entitled to receive any amount from the Trust Account except to the extent such Company Stockholder is a Converting Stockholder.

Section 4.17

Brokers.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

Section 4.18

Disclosure.  No representation or warranty contained in this Agreement or any other Transaction Document, and no statement contained in the Company Disclosure Schedule or in any certificate, list or other writing furnished by the Company pursuant to this Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

Section 4.19

Section 203 of the DGCL.  Prior to the date of this Agreement, the Company’s board of directors has taken all action necessary to ensure that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of this Agreement, the Sponsors' Voting and Support Agreement or the transactions contemplated hereby (including without limitation the Merger) and thereby.

Section 4.20

No Additional Representations.  Except for the representations and warranties made by the Company in this Article IV or pursuant to the certificate to be delivered pursuant to Section 7.3(d), neither the Company nor any other person makes any representation or warranty with respect to the Company (or its business, operations, assets, liabilities, condition (financial or otherwise) or prospects).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 5.1

Organization.  Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority to own, license, use, lease and operate its assets and properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not be reasonably expected to prevent or materially delay the consummation of the Merger.

Section 5.2

Capitalization.

(a)

The authorized capital stock of Parent consists of 900,000,000 Parent Shares and 90,000,000 shares of preferred stock.  At the close of business on the date of this Agreement, (i) twenty (20) Parent Shares were issued and outstanding and (ii) no shares of preferred stock were issued and outstanding.  All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. Except as set forth above in this Section 5.2(a) there are no outstanding (x) shares of capital stock or other voting securities of Parent, (y) securities of Parent convertible into or exchangeable for shares of capital stock or other securities of the Company or (z) subscriptions, options, warrants, puts, calls, phantom stock rights, stock appreciation rights, stock based performance units, agreements, understanding, claims or other commitments or rights of any type granted or entered into by Parent relating to the issuance, sale, repurchase or transfer of any securities of Parent or that give any Person or entity the right to receive any economic benefit or right similar to or derived from the economic benefits and rights of securities of Parent.  There are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any securities of Parent or to vote or to dispose of any shares of the capital stock of Parent.

(b)

The Parent Shares to be issued in the Merger will, upon such issuance, be validly issued, fully paid and non-assessable.

(c)

The authorized capital stock of Merger Sub consists of one hundred (100) shares of common stock and no shares of preferred stock.  At the close of business on the date of this Agreement, one hundred (100) shares of common stock were issued and outstanding.  All outstanding shares of capital stock of Merger Sub are owned beneficially and of record by Parent, have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.  Except as set forth above in this Section 5.2(c) there are no outstanding (x) shares of capital stock or other voting securities of Merger Sub, (y) securities of Merger Sub convertible into or exchangeable for shares of capital stock or other securities of the Company or (z) subscriptions, options, warrants, puts, calls, phantom stock rights, stock appreciation rights, stock based performance units, agreements, understanding, claims or other commitments or rights of any type granted or entered into by Merger Sub relating to the issuance, sale, repurchase or transfer of any securities of Merger Sub or that give any Person or entity the right to receive any economic benefit or right similar to or derived from the economic benefits and rights of securities of Merger Sub.  There are no outstanding obligations of Merger Sub to repurchase, redeem or otherwise acquire any securities of Merger Sub or to vote or to dispose of any shares of the capital stock of Merger Sub.

Section 5.3

Authority; Approval.  Each of Parent and Merger Sub has all requisite power and authority to execute and deliver this Agreement, the Transaction Documents to which it is a party and to perform and consummate the Transactions.  The execution, delivery and performance of this Agreement, the Transaction Documents to which it is a party and the consummation of the Transactions have been duly authorized by all necessary corporate or other action on the part of Parent and Merger Sub and no corporate or other proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, the Transaction Documents to which it is a party or to consummate the Transactions.  No vote of Parent’s stockholders is required to approve this Agreement or the Transactions.  This Agreement has been duly executed and delivered by Parent and Merger Sub, as the case may be, and, assuming due execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable against them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 5.4

Consents and Approvals; No Violations.

(a)

The execution, delivery and performance by Parent and Merger Sub of this Agreement, the Transaction Documents to which it is a party and the consummation by Parent and Merger Sub of the Transactions do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any Governmental Authority other than (i) the filing of the Certificate of Merger as contemplated by Article II hereof, (ii) compliance with any applicable requirements of the Securities Act and the Exchange Act, (iii) compliance with any applicable requirements of the NYSE Amex and (iv) compliance with any state securities, takeover and “blue sky” laws.

(b)

The execution, delivery and performance by Parent and Merger Sub of this Agreement, the Transaction Documents to which it is a party and the consummation by Parent and Merger Sub of the Transactions do not and will not (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent and Merger Sub, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, any of the terms, conditions or provisions of any Contract to which Parent or Merger Sub is a party or by which any of their respective properties or assets may be bound or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree or any statute, law, ordinance, rule or regulation of any Governmental Authority applicable to Parent or Merger Sub, or any of their respective properties or assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults that would not reasonably be expected to prevent or materially delay the consummation of the Transactions.

Section 5.5

New Company/No Operations of Parent and Merger Sub.  Parent was incorporated in February of 2008. Merger Sub was incorporated in July of 2009.  Neither Parent (other than Merger Sub) nor Merger Sub have any subsidiaries or otherwise own any equity interests in any Person.  Since their respective inceptions, neither Parent nor Merger Sub has engaged in any activity or entered into any Contract, other than such actions incident to (i) its organization and (ii) the preparation, negotiation and execution of this Agreement, the Ancillary Agreements, and the Transactions.  Neither Parent nor Merger Sub has had any operations or generated any revenues or has any liabilities other than those incurred in connection with the foregoing and in association with the Transactions as provided in this Agreement.

Section 5.6

Litigation.  There are no material suits, claims, actions, proceedings or investigations pending or, to the knowledge of Parent, threatened, before any Governmental Authority of any nature, brought by or against any of Parent or Merger Sub or, to the knowledge of Parent, any of its respective officers or directors involving or relating to Parent or the assets, properties or rights of Parent, Merger Sub or the Transactions.  There is no material judgment, decree, injunction, rule or order of any Governmental Authority of any nature outstanding or, to the knowledge of Parent or Merger Sub, threatened against Parent or Merger Sub.

Section 5.7

Brokers.  Except as otherwise set forth on Schedule 5.7, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 5.8

REIT.

(a)

Parent’s taxable year will be the calendar year. As of March 31, 2009, Parent’s only assets consisted of Five Hundred Eighty Eight Dollars ($588) held in a bank checking account of Parent. Prior to the Effective Time, Merger Sub will have held no material assets.

(b)

Commencing with its taxable year ending December 31, 2009, Parent has been organized in a manner consistent with the requirements for qualification and taxation as a REIT under the Code and Parent intends to operate in a manner that will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

Section 5.9

Tax Matters.

(a)

All U.S. federal and state income Tax Returns and all other material Tax Returns required to be filed with any taxing authority by, or with respect to Parent and Merger Sub have been filed in accordance with all applicable law, and such Tax Returns are true, correct and complete in all material respects. Parent or Merger Sub has timely paid all Taxes shown as due and payable on such Tax Returns or that are otherwise due. Each of Parent and Merger Sub has made provision for all material Taxes payable by it for which no Tax Return has yet been filed.

(b)

There is no action, suit, proceeding, audit or claim now pending or, to the knowledge of Parent, threatened against or with respect to Parent or Merger Sub in respect of any Tax and no taxing authority has given written notice of the commencement of any audit, examination or deficiency action with respect to any such Taxes.

(c)

Each of Parent and Merger Sub has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Each of Parent and Merger Sub has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 162(m) or 280G of the Code.

(d)

There are no outstanding Contracts or waivers extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, material Taxes of Parent or Merger Sub due for any taxable period.

(e)

Each of Parent and Merger Sub has not received written notice of any claim, and, to the knowledge of Parent, no claim has ever been made, by any taxing authority in a jurisdiction where Parent or Merger Sub does not file Tax Returns that Parent or Merger Sub is or may be subject to taxation by that jurisdiction.

(f)

Each of Parent and Merger Sub has not requested, nor is the subject of or bound by, any private letter ruling, technical advise memorandum, closing agreement or similar ruling, memorandum or agreement with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(g)

Each of Parent and Merger Sub has not participated in a “listed transaction,” as defined in Treasury Regulation § 1.6011-4(b)(2).

Section 5.10

No Additional Representations.  Except for the representations and warranties made by Parent and Merger Sub in this Article V or pursuant to the certificate to be delivered pursuant to Section 7.2(d), neither the Parent or Merger Sub nor any other Person makes any representation or warranty with respect to Parent or Merger Sub.

ARTICLE VI

COVENANTS

Section 6.1

Conduct of the Parties.

(a)

From the date hereof until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to its terms, except as expressly permitted by this Agreement, consented to in writing by the Parent (which consent shall not be unreasonably withheld), or required by applicable Law or the rules and regulations of the NYSE Amex, the Company (i) shall conduct its business in the ordinary course, (ii) shall use commercially reasonable efforts to (x) preserve intact its present business organization and relationships with third parties, (y) maintain in effect all of its Permits and (z) keep available the services of its present directors, officers and employees and (iii) shall not:

(i)

except in connection with the Proposed Charter Amendment, amend its certificate of incorporation or bylaws (whether by merger, consolidation or otherwise);

(ii)

split, combine or reclassify any shares of capital stock or other equity securities of the Company or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock or other equity securities of the Company (other than the Enterprise Distribution), or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any capital stock or other equity securities of the Company;

(iii)

(x) issue, deliver or sell, or authorize the issuance, delivery or sale of, any capital stock, warrant or other equity securities of the Company, or (y) amend any term of any capital stock or other equity securities of the Company (in each case, whether by merger, consolidation or otherwise);

(iv)

except as set forth in Section 6.17, acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material assets, securities, properties, or businesses, other than in the ordinary course of business;

(v)

sell, lease or otherwise transfer, or create or incur any Lien on, any assets, securities, properties, or businesses of the Company, other than in the ordinary course of business;

(vi)

make any material loans, advances or capital contributions to, or investments in, any other Person;

(vii)

create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof;

(viii)

enter into any hedging arrangements;

(ix)

enter into or amend any Company Contract (with the exception of any agreement or arrangement with financial, legal, accounting, tax and other professional advisors);

(x)

enter into any agreement or arrangement that limits or otherwise restricts in any respect the Company or any successor thereto or that could, after the Closing Date, limit or restrict in any respect Parent or the Company, from engaging or competing in any line of business, in any location or with any Person or, except in the ordinary course of business, otherwise waive, release or assign any material rights, claims or benefits of the Company;

(xi)

increase compensation, bonus or other benefits payable to any director, officer or employee of the Company;

(xii)

change the Company’s methods of accounting, except as required by concurrent changes in Law or GAAP;

(xiii)

settle, or offer or propose to settle, any material litigation, investigation, arbitration, proceeding or other claim involving or against the Company, including any litigation, arbitration, proceeding or dispute that relates to the Transactions;

(xiv)

make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, materially amend any Tax Returns or file claims for material Tax refunds, enter any material closing agreement, settle any material Tax claim, audit or assessment, or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability, or take any action (or fail to take any action) that could prevent Parent from qualifying as a REIT;

(xv)

take any action or omit to take any action that is reasonably likely to result in any of the conditions set forth in Article VII not being satisfied;

(xvi)

take any action to exempt or make not subject to or to otherwise waive or cause to be inapplicable the provisions of Section 203 of the DGCL or any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, in each case to any individual or entity (other than Parent or its subsidiaries), or any action taken thereby, which individual, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom; or

(xvii)

agree, resolve or commit to do any of the foregoing.

(b)

From the date hereof until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to its terms, except as expressly permitted by this Agreement, consented to in writing by the Company (which consent shall not be unreasonably withheld), or required by applicable Law, each of Parent and Merger Sub shall not:

(i)

amend its certificate of incorporation or bylaws (whether by merger, consolidation or otherwise);

(ii)

split, combine or reclassify any shares of capital stock or other equity securities of Parent or Merger Sub or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock or other equity securities of Parent or Merger Sub, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any capital stock or other equity securities of Parent or Merger Sub;

(iii)

issue, deliver or sell, or authorize the issuance, delivery or sale of, any capital stock, warrant or other equity securities of Parent or Merger Sub, or amend any term of any capital stock or other equity securities of Parent or Merger Sub (in each case, whether by merger, consolidation or otherwise);

(iv)

except as contemplated by this Agreement, acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, or businesses;

(v)

sell, lease or otherwise transfer, or create or incur any Lien on, any assets, securities, properties, or businesses of Parent or Merger Sub;

(vi)

make any loans, advances or capital contributions to, or investments in, any other Person;

(vii)

create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof;

(viii)

enter into any hedging arrangements;

(ix)

enter into or amend any material contract (with the exception of any agreement or arrangement with financial, legal, accounting, tax and other professional advisors);

(x)

enter into any agreement or arrangement that limits or otherwise restricts in any respect the Company, or any successor thereto or that could, after the Closing Date, limit or restrict in any respect Parent, Merger Sub or the Surviving Company, from engaging or competing in any line of business, in any location or with any Person or otherwise waive, release or assign any material rights, claims or benefits of Parent or Merger Sub;

(xi)

increase compensation, bonus or other benefits payable to any director, officer or employee of Parent;

(xii)

change Parent’s or Merger Sub’s methods of accounting, except as required by concurrent changes in Law or GAAP;

(xiii)

settle, or offer or propose to settle, any material litigation, investigation, arbitration, proceeding or other claim involving or against Parent or Merger Sub, including any litigation, arbitration, proceeding or dispute that relates to the Transactions;

(xiv)

make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, materially amend any Tax Returns or file claims for material Tax refunds, enter any material closing agreement, settle any material Tax claim, audit or assessment, or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability;

(xv)

take any action or omit to take any action that is reasonably likely to result in any of the conditions set forth in Article VII not being satisfied;

(xvi)

take any action to exempt or make not subject to or to otherwise waive or cause to be inapplicable the provisions of any state takeover law or state law (including without limitation the Delaware General Corporation Law) that purports to limit or restrict business combinations or the ability to acquire or vote shares, in each case to any individual or entity (other than Parent or Merger Sub), or any action taken thereby, which individual, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom; or

(xvii)

agree, resolve or commit to do any of the foregoing.

Section 6.2

No Solicitation.  From the date hereof until the Effective Time:

(a)

The Company shall, and shall cause its officers, directors, employees, representatives and agents, including the Sponsors, to immediately cease any activities, discussions or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal, and request the return or destruction of all confidential information regarding the Company provided to any such persons on or prior to the date of this Agreement pursuant to the terms of any confidentiality agreements or otherwise.  The Company shall not, and shall cause its officers, directors, employees, representatives and agents, including the Sponsors, not to, directly or indirectly, (i) solicit, participate in, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate or encourage any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (ii) participate in any discussions or negotiations (including by way of furnishing information) regarding any Acquisition Proposal; provided, however, that, at any time prior to the Company Stockholder Approval, in response to an Acquisition Proposal received by the Company (other than as a result of a material breach by the Company of this Section 6.2) after the date hereof that the board of directors of the Company determines in good faith, after consultation with its legal and financial advisors, may reasonably be expected to lead to a Superior Proposal, and subject to compliance with the following provisions of this Section 6.2, (x) furnish information with respect to the Company to the person making such Superior Proposal pursuant to a confidentiality agreement and (y) participate in discussions or negotiations regarding such Acquisition Proposal.

(b)

Except as set forth in this Section 6.2, neither the board of directors of the Company nor any committee thereof shall (i) make or publicly propose to make a Change in Recommendation, (ii) approve or recommend or take no position with respect to, or publicly propose to approve or recommend or take no position with respect to, an Acquisition Proposal or (iii) cause the Company to enter into any agreement related to any Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 6.2(a)). Notwithstanding the foregoing, if prior to the Company Stockholder Approval the board of directors of the Company determines in good faith, after consultation with outside counsel that it is required to do so to comply with its fiduciary duties to the Company Stockholders under applicable law, the board of directors of the Company may, provided that the Company has complied in all material respects with its obligations under this Section 6.2(b), in response to a Superior Proposal that was received by the Company after the date hereof, (x) make a Change in Recommendation or (y) in the event the Company enters into any agreement related to any Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 6.2(a)) pursuant to (iii) above, terminate this Agreement, but in each such case only at a time that is after the third business day following Parent’s receipt of written notice advising Parent that the board of directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, and with regard to (y), only if the Company is in compliance in all material respects with Sections 6.2, 8.1(d) and 8.3 and simultaneously with taking such action it terminates this Agreement and also executes a definitive agreement to implement such Superior Proposal.

(c)

The Company shall promptly advise Parent orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal.  The Company will keep Parent reasonably informed on a reasonably current basis of any material change in the details (including amendments) of any such request or Acquisition Proposal. The Company will promptly provide Parent with any documents received from any such person and promptly provide Parent such information as it may reasonably request.

(d)

Nothing contained in this Section 6.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act or from making any disclosure to the Company’s stockholders if, in the good faith judgment of the board of directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable law; provided, however, that any Change in Recommendation included in such public disclosure shall be subject to Section 8.1(c).

(e)

The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 6.2 were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed by the parties hereto that Parent shall be entitled to an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this Section 6.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, specific performance being the sole remedy with respect to this Section 6.2 if it is available.  Without limiting the foregoing, it is understood that any violation of the restriction set forth above by any officer, director, employee, investment banker, attorney, accountant, consultant or other agent or advisor of the Company or any Sponsor shall be deemed to be a breach of this Agreement by the Company.

Section 6.3

Proxy Statement/Prospectus; S-4 Registration Statement; Information Supplied.

(a)

The Company and Parent shall prepare the Proxy Statement/Prospectus (as defined below), and Parent shall prepare and file with the SEC a Registration Statement on Form S-4 in connection with the Company Stockholder Meeting and Company Warrantholder Meeting and the issuance of Parent Shares and the conversion of the Warrants pursuant to the Merger (including the joint proxy statement and prospectus (the “Proxy Statement/Prospectus”) constituting a part thereof) (the “S-4 Registration Statement”) in each case as promptly as practicable following the date of this Agreement.  The Company and Parent shall use their respective reasonable best efforts to respond to any comments made by the SEC, and Parent shall use its reasonable best efforts to have the S-4 Registration Statement declared effective by the SEC, in each case as promptly as practicable after such filing, and promptly thereafter the Company shall mail the Proxy Statement/Prospectus to the shareholders and warrantholders of the Company.

(b)

The Company and Parent each agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the S-4 Registration Statement will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the meeting of shareholders of the Company to be held in connection with the Transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Parent will cause the S-4 Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder.

Section 6.4

Stockholders and Warrantholders Meeting.

(a)

The Company will take, in accordance with applicable Law and its Certificate of Incorporation and Bylaws, all action necessary to convene a meeting of holders of Shares (the “Company Stockholders Meeting”) and Warrants (the “Company Warrantholders Meeting”) as promptly as practicable after the S-4 Registration Statement is declared effective to obtain the Company Stockholder Approval and Company Warrantholder Approval. Subject to Section 6.2 hereof, the Company Recommendation shall be included in the Proxy Statement/Prospectus and the Company’s board of directors shall otherwise recommend in favor of granting the Company Stockholder Approval and shall take all lawful action to solicit such approval.

(b)

If on the date of the Company Stockholders Meeting and Company Warrantholders Meeting the Company has not received proxies representing a sufficient number of Shares to obtain the Company Stockholder Approval and Company Warrantholder Approval, respectively, then the Company shall, if requested by Parent, adjourn the Company Stockholders Meeting and Company Warrantholders Meeting until such date or dates as shall be specified by Parent, and subject to the terms and conditions of this Agreement shall continue to use its reasonable best efforts, together with its proxy solicitor, to assist in the solicitation of proxies from stockholders with a view towards obtaining the Company Stockholders Approval and Company Warrantholder Approval.

Section 6.5

Filings; Other Actions; Notification.

(a)

The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its officers, directors and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent or the Company to any third party and/or any Governmental Authority in connection with the Transactions.  Parent shall use commercially reasonable efforts to deliver audited financial statements of

Parent as soon as practicable to the Company and to incorporate such audited financial statements into the S-4 Registration Statement.

(b)

Subject to applicable Law, the Company and Parent each shall (i) keep the other apprised of the status of matters relating to completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, from any third party and/or any Governmental Authority with respect to the Transactions and (ii) provide each other, if reasonable under the circumstances, with an opportunity to review and comment on any written communication (and participate in any meetings) with any such third party and/or any Governmental Authority.  The Company and Parent each shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect on the Company or Parent or a material delay in any party’s ability to consummate the transactions contemplated hereby, as applicable, or of any failure to the other party’s conditions set out in Article VII.

Section 6.6

Access to Information.  The Company and Parent each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers, stockholders and partners and such other matters as may be reasonably necessary or advisable in connection with the Transactions, or any other statement, filing, notice or application made by or on behalf of the Company and Parent to any third party and/or any Governmental Authority in connection with the Transactions.

Section 6.7

Further Assurances.  Subject to the terms and conditions hereof, each of the parties hereto shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Transactions contemplated hereby.

Section 6.8

Commercially Reasonable Efforts.  Upon the terms and subject to the conditions set forth in this Agreement and except where a different standard is expressly applicable, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied; (ii) the obtaining of all consents, approvals or waivers from third parties required to consummate the Transactions; (iii) the defending against any lawsuits, actions or proceedings, judicial or administrative, challenging this Agreement or the consummation of the Transactions, and seeking to have any preliminary injunction, temporary restraining order, stay or other legal restraint or prohibition entered or imposed by any court or other Governmental Authority that is not yet final and nonappealable vacated or reversed; and (iv) the execution or delivery of any additional instruments reasonably necessary to consummate the Transactions, and to fully carry out the purposes of this Agreement, including, without limitation, providing certificates as to factual matters in connection with legal opinions.

Section 6.9

Indemnification; Directors’ and Officers’ Insurance.

(a)

From and after the Effective Time, each of Parent and the Surviving Company agrees that it will (i) indemnify and hold harmless, to the extent the Company is obligated to indemnify and hold harmless such Persons as of the date of this Agreement (and Parent and the Surviving Company shall also advance expenses as incurred to the extent the Company is obligated to advance such expenses as of the date of this Agreement, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of the Company (in each case, when acting in such capacity) (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, settlements, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including the Transactions and (ii) include and cause to be maintained in effect in the Surviving Company’s (or any successor’s) constitutional documents after the Effective Time provisions regarding the elimination of liability of directors and officers and the indemnification of the Indemnified Parties that are no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current certificate of incorporation and bylaws of the Company.

(b)

Prior to the Effective Time, the Company shall, and if the Company is unable to, Parent shall, cause the Surviving Company, as of the Effective Time, to obtain and fully pay for “tail” insurance policies with a claims period of six (6) years from and after the Effective Time from one or more insurance carriers with the same or better credit rating as the Company’s current insurance carriers with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company and the Surviving Company for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, continue to maintain in effect for a period of six (6) years from and after the Effective Time the D&O Insurance in place as of the date hereof with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date hereof, or the Surviving Company shall, and Parent shall cause the Surviving Company to, purchase comparable D&O Insurance for such six (6)-year period with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date hereof; provided, however, that in no event shall Parent or the Surviving Company be required to expend for such policies an annual premium amount in excess of two hundred fifty percent (250%) of the annual premiums currently paid by the Company for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, the Surviving Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c)

If Parent or the Surviving Company or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Company shall assume all of the obligations set forth in this Section 6.9.

(d)

The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties.

(e)

The rights of the Indemnified Parties under this Section 6.9 shall be in addition to any rights such Indemnified Parties may have under the Amendment and Restated Certificate of Incorporation or Bylaws of the Company, or under any applicable Contracts or Laws.

Section 6.10

Affiliates.  At least forty-five (45) days prior to the Company Stockholders Meeting (with updates thereafter as appropriate), the Company shall deliver to Parent a letter identifying each Person who may be deemed an “affiliate” of the Company for purposes of Rule 145 under the Securities Act.  The Company shall use its reasonable best efforts to obtain a written agreement from each Person who may be so deemed as soon as practicable and, in any event, at least thirty (30) days prior to the Company Stockholders Meeting, substantially in the form of Exhibit F hereto.

Section 6.11

Certain Litigation.  The Company shall give the Parent a reasonable opportunity to consult in the defense of any stockholder litigation against the Company and its directors relating to the Transactions.  In addition, the Company shall not voluntarily cooperate with any third party that may hereafter seek to restrain or prohibit or otherwise oppose the Sponsors' Voting and Support Agreement, the Proposed Charter Amendment, the Business Combination, the Merger, this Agreement or the Transactions and Parent and the Company shall cooperate to resist any such effort to restrain or prohibit or otherwise oppose the Sponsors' Voting and Support Agreement, the Proposed Charter Amendment, the Business Combination, the Merger, this Agreement or the Transactions.

Section 6.12

Public Disclosure.  From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to its terms, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the Transactions, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the Transactions without the prior consent of Parent (in the case of the Company) or the Company (in the case of Parent), except as required by any Laws or by the rules and regulations of, pursuant to any agreement with the NYSE Amex, or to the extent such information was previously disclosed in a public announcement or communication permitted under this Section 6.13.  Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement.  If any party determines that it is required by any Laws or by the rules and regulations of, or pursuant to any agreement with, the NYSE Amex, to make this Agreement and the terms of the Transactions public or otherwise issue a press release or make public disclosure with respect thereto, it shall, to the extent permitted by Law, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure and give the other party reasonable time to comment on such release or announcement in advance of such issuance.  This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

Section 6.13

Listing.  Prior to the Effective Time, Parent shall use its reasonable best efforts to cause the Parent Shares to be issued in connection with the Merger to be listed on the NYSE or NYSE Amex, subject to official notice of issuance, as of or prior to the Effective Time.

Section 6.14

Section 16 Matters.  Prior to the Effective Time, Parent and the Company shall take all reasonable steps as may be required or permitted to cause any dispositions of the Shares and Warrants that occur or are deemed to occur by reason of or pursuant to the Transactions by each individual who is or will be subject to the reporting requirements of

Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.15

Trust Account.

(a)

Immediately upon the Effective Time, the Company shall cause the Trust Account to be disbursed to pay (i) Company Stockholders with whom the Company may enter into forward or other contracts to purchase their Shares, (ii) the deferred underwriters’ compensation owed by the Company in connection with the IPO, (iii) expenses of the Sponsors incurred on behalf of the Company, and (iv) third parties (e.g., professionals, printers, etc.) who have rendered and/or will render services to the Company in connection with its operations and efforts to effect a business combination, including the Merger, (v) on account of any Company Tax Liabilities, (vi) any Expenses incurred by shareholders of Parent or its Affiliates in connection with the Transactions and the Transaction Documents, (vii) up to $2,450,000 of committed expenses and obligations of the Company and (viii) the cost of D&O Insurance obtained in accordance with Section 6.9 hereof.

(b)

Immediately upon the Effective Time, the Company shall disburse of the balance of the funds held in the Trust Account as directed by Parent in writing, to pay Converting Shareholders and to be used by Parent and the Company for working capital requirements.

(c)

Notwithstanding anything in this Agreement to the contrary, each of Parent and Merger Sub acknowledges that it has read the Company’s final prospectus dated November 7, 2007, and understands that the Company has established the Trust Account for the benefit of the Public Stockholders and that the Company may disburse monies from the Trust Account only (a) to the Public Stockholders in the event they elect to convert their shares for the Conversion Price and/or the liquidation of the Company, (b) to the Company after, or concurrently with, the consummation of a business combination, and (c) to the Company in limited amounts for its working capital requirements and tax obligations.  Each of Parent and Merger Sub further acknowledge that if the transactions contemplated by this Agreement, or, upon termination of this Agreement, another business combination, are not consummated by November 7, 2009, the Company will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, except (subject to the occurrence of the Effective Time) as set forth in Section 6.16(a) and Section 8.3, each of Parent and Merger Sub, for itself and its subsidiaries, affiliated entities, directors, officers, employees, stockholders, representatives, advisors and all other associates and affiliates, hereby waive all rights, title, interest or claim of any kind against the Company to collect from the Trust Account any monies that may be owed to them by the Company for any reason whatsoever, including but not limited to a breach of this Agreement by the Company or any negotiations, agreements or understandings with the Company (whether in the past, present or future), and will not seek recourse against the Trust Account at any time for any reason whatsoever.  This paragraph will survive this Agreement and will not expire and will not be altered in any way without the express written consent of the Company.

Section 6.16

Share Purchases.  The parties agree and acknowledge that, following the initial filing of the Proxy Statement/Prospectus with the SEC, the Company may seek to purchase, or enter into binding contracts to purchase, Shares either in the open market or in privately negotiated transactions.  Any such purchases or contracts would be entered into and effected either (i) pursuant to a 10b(5)-1 plan, (ii) at a time when the Company, Parent, the Sponsors and their respective Affiliates are not aware of any material nonpublic information regarding the Company or its securities or (iii) pursuant to agreements between the buyer and seller of such Shares in a form that would not violate the insider trading rules.

Section 6.17

Proposed Charter Amendment.  Immediately prior to the Closing, the Company shall file the Proposed Charter Amendment with the Secretary of State of Delaware such that the Proposed Charter Amendment shall be in full force and effect on the Closing.

Section 6.18

REIT Election.  The Parent shall make a timely election to qualify as a real estate investment trust within the meaning of Section 856 of the Code (a “REIT”) in connection with the filing of its 2009 federal income Tax Return, and the Surviving Company and Parent, if requested by Parent, shall make an election to treat the Surviving Company as a taxable REIT subsidiary within the meaning of Section 856(l) of the Code, effective as of the Closing Date.

Section 6.19

Ancillary Agreements.  The Company shall enforce and perform all of its rights and obligations under the Ancillary Agreements and shall not agree to amend, waive or modify such rights or such agreements without the prior written consent of Parent.

Section 6.20

Asset Acquisition.  Promptly following the Effective Time, Parent shall begin acquiring agency residential mortgage-backed securities and other assets meeting the requirements set forth in the Investment Criteria.

Section 6.21

Resignation Letters.  Parent shall use commercially reasonable efforts to have the present directors of the Company deliver resignation letters, effective as of the Effective Time, no less than three (3) Business Days prior to the Effective Time.

Section 6.22

Registration Statement.  Promptly after the SEC has declared the S-4 Registration Statement effective, Parent shall, at the Company's expense, file a registration statement with the SEC registering for resale the Warrants (and underlying Shares) held by the Sponsors and Parent and use commercially reasonable efforts to have such registration statement declared effective at, or soon as reasonably practicable after, the Closing Date.

Section 6.23

Restrictions.  From the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to its terms, except for the transaction contemplated by this Agreement, Parent shall not, and shall cause its Affiliates not to, (i) take any action to form a mortgage-backed securities REIT or engage in any transaction substantially similar in structure or nature thereto, whether or not through the acquisition of a special purpose acquisition company, an offering of securities or otherwise or (ii) enter into any discussions, negotiations or agreement with respect to any transaction contemplated in clause (i). Parent shall use commercially reasonable efforts to cause its officers, directors, employees, representatives and agents not to take any of the actions contemplated by the immediately preceding sentence.

Section 6.24

Cancellation of Certain Pre-IPO Shares.  On the day prior to the record date for the Enterprise Distribution, the Company shall cause each Share that is owned by the Sponsor Vehicle and that was acquired by the Sponsor Vehicle prior to the IPO to be transferred to the Company and to be cancelled and retired and to cease to exist, and no consideration shall be delivered in exchange therefor.

ARTICLE VII

CONDITIONS

Section 7.1

Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligation of each party to effect the Merger shall be subject to the satisfaction or waiver of the following conditions:

(a)

Stockholder Approval.  The Company Stockholder Approval shall have been obtained.

(b)

Warrantholder Approval.  The Company Warrantholder Approval shall have been obtained.

(c)

Proposed Charter Amendment.  The Company shall have received an opinion of Richards, Layton & Finger, P.A. in form and substance reasonably satisfactory to both Parent and the Company, that the Proposed Charter Amendment is permissible under the DGCL and the Proposed Charter Amendment shall have been filed with the Secretary of State of Delaware and shall be in full force and effect.

(d)

Converting Stockholders.  Public Stockholders holding the Conversion Threshold shall not have voted against approval of the Business Combination and elected to convert their IPO Shares.

(e)

Registration Statement.  The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act.  No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued by the SEC and remain in effect and no proceeding to that effect shall have been commenced or threatened. All necessary state securities or blue sky authorizations shall have been received.

(f)

Legal Action.  No statute, rule, ruling, regulation, judgment, decision, order, injunction, writ or decree shall have been enacted, entered, ordered, promulgated, issued or enforced by any court or other Governmental Authority that is in effect and prohibits, enjoins or restricts the consummation of the Transactions.

(g)

Tax Legal Opinion.  Each of the Company and Parent shall have received an opinion, in form and substance reasonably satisfactory to such party, dated as of the Closing Date, and based upon customary assumptions, qualifications and representations, warranties and covenants contained in an officer’s certificate, to the effect that for federal income tax purposes (A) the Merger will be treated as a contribution governed by Section 351 of the Code or a reorganization under Section 368(a) of the Code and (B) the holders of Shares will recognize no gain or loss on the exchange of those Shares for Parent Shares (except to the extent that a holder of Shares receives cash in exchange for any portion of its Shares), and such opinion shall not have been withdrawn.  The parties to this Agreement agree to make representations to each other in an agreed upon form, and the receipt of such representation letters by such counsel shall be a condition to the issuance of its opinion.

(h)

Trust Account.  The Trust Account shall contain no less than ONE HUNDRED MILLION DOLLARS ($100,000,000), after taking into account all payments described in Section 6.15(a).

Section 7.2

Conditions to the Obligations of the Company.  The obligations of the Company to effect the Merger shall be subject to the satisfaction or waiver of the following conditions:

(a)

Representations Accurate.  Each of the representations and warranties made by Parent and Merger Sub in this Agreement that is qualified by reference to materiality or Material Adverse Effect shall be true and correct, and each of the other representations and warranties made by the Parent and Merger Sub in this Agreement shall be true and correct except as would not reasonably be expected to have a Material Adverse Effect, in each case as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time).

(b)

Performance.  Each of Parent and Merger Sub shall have performed and complied, in all material respects, with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or before the Closing Date.

(c)

Material Adverse Effect.  Since the date of this Agreement there has not been a Material Adverse Effect on Parent.

(d)

Officer’s Certificate.  Parent shall have delivered to the Company a certificate, dated the Closing Date and duly executed by the Chief Executive Officer of Parent, in form and substance reasonably satisfactory to the Company, to the effect of (a) - (c) of this Section 7.2.

(e)

Ancillary Agreements.  Each of the Ancillary Agreements shall be valid, binding and enforceable against each party that executed such Ancillary Agreement in accordance with its terms, and shall be in full force and effect, except as a result of the failure of the Company or the Sponsors to duly execute any such Ancillary Agreement.

(f)

REIT Legal Opinion.  The Company shall have received the opinion of Akerman Senterfitt, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, and based upon customary assumptions, qualifications, and representations, warranties and covenants contained in an officer’s certificate, regarding the qualification of Parent as a REIT under the Code.

Section 7.3

Conditions to the Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver of the following conditions:

(a)

Representations Accurate.  Each of the representations and warranties made by the Company in this Agreement that is qualified by reference to Material Adverse Effect shall be true and correct, and each of the other representations and warranties made by the Company in this Agreement shall be true and correct except as would not reasonably be expected to have a Material Adverse Effect, in each case as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time).

(b)

Performance.  The Company shall have performed and complied, in all material respects, with each agreement, covenant and obligation required by this Agreement to be performed or complied with by it at or before the Closing Date.

(c)

Material Adverse Effect.  Since the date of this Agreement there has not been a Material Adverse Effect on the Company.

(d)

Officer’s Certificate.  The Company shall have delivered to Parent a certificate, dated the Closing Date and duly executed by the Chief Executive Officer of the Company, in form and substance reasonably satisfactory to Parent, to the effect of (a) - (c) of this Section 7.3.

(e)

Ancillary Agreements.  Each of the Ancillary Agreements shall be valid, binding and enforceable against each party that executed such Ancillary Agreement in accordance with its terms and shall be in full force and effect, except as a result of the failure of Parent, the Manager or any of their respective Affiliates to duly execute any such Ancillary Agreement.

ARTICLE VIII

TERMINATION

Section 8.1

Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval:

(a)

by mutual written consent of Parent and the Company;

(b)

by either Parent or the Company:

(i)

if the Company Stockholder Approval shall not have been obtained at the Company Stockholder Meeting or any adjournment or postponement thereof (but not later than the Termination Date);

(ii)

if the Effective Time shall not have occurred by November 7, 2009 (the “Termination Date”);

(iii)

if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Transactions and such order, decree or ruling or other action shall have become final and nonappealable; or

(iv)

if the other party shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement that (i) would give rise to the failure of a condition set forth in Article VII and (ii) cannot be or has not been cured within thirty (30) calendar days after receipt of written notice thereof;

(c)

by Parent:

(i)

if the Company’s board of directors or any committee thereof makes or publicly proposes to make a Change in Recommendation pursuant to Section 6.2(b)(i); or

(ii)

if the Company’s board of directors or any committee thereof approves or recommends or, after two (2) Business Days following receipt of an Acquisition Proposal, takes no position with respect to, or publicly proposes to approve or recommend or, after five (5) Business Days following receipt of an Acquisition Proposal, take no position with respect to, an Acquisition Proposal pursuant to Section 6.2(b)(ii).

(d)

by the Company if the Company’s board of directors or any committee thereof causes the Company to enter into any agreement related to any Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 6.2(a)) pursuant to Section 6.2(b)(iii), provided that (i) the Company has complied with all provisions thereof, including the notice provisions therein and (ii) has paid the Termination Fee to Parent pursuant to Section 8.3; and

(e)

notwithstanding anything else contained in this Agreement, the right to terminate this Agreement under this Section 8.1(b), (c) or (d) shall not be available to any party (i) that is in material breach of its obligations hereunder or (ii) whose failure to fulfill its obligations or to comply with its covenants under this Agreement has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of Parent or the Company hereunder.

Section 8.2

Effect of Termination.  In the event of a termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void except as specifically provided herein and, except as provided in this Section 8.2, Section 6.12 (Confidentiality), Section 6.16 (Trust Account), Section 8.3 (Termination Fee) and Article IX (Miscellaneous), each of which will survive termination and there shall be no liability or obligation on the part of any party hereto or their respective officers or directors; provided, however, that nothing herein shall relieve any party for liability for any willful breach hereof.

Section 8.3

Termination Fee.

(a)

In the event that Parent elects to terminate this Agreement pursuant to Section 8.1(c) and an Alternative Transaction is consummated within twelve (12) months following such termination, then the Company shall pay to Parent an amount in cash equal to FIVE MILLION DOLLARS ($5,000,000) (the “Termination Fee”).  The Termination Fee shall be paid by wire transfer or other means reasonably acceptable to Parent immediately upon the consummation of the Alternative Transaction.

(b)

In the event that the Company elects to terminate this Agreement pursuant to Section 8.1(d) and an Alternative Transaction is consummated within twelve (12) months following such termination, then the Company shall pay or cause to be paid an amount in cash equal to the Termination Fee to Parent by wire transfer or other means reasonably acceptable to Parent immediately upon the consummation of the Alternative Transaction.

(c)

The Termination Fee shall be the sole and exclusive remedy of Parent and Merger Sub against the Company and any of its current, former or future directors, officers, representatives or affiliates for any loss or damage suffered in connection with this Agreement or the Transactions.  In the event that the Company fails to pay the Termination Fee pursuant to this Section 8.3 when the payment thereof is not the subject of a bona fide dispute, Parent and Merger Sub shall be entitled to seek and receive, in addition to the Termination Fee pursuant to this Section 8.3, interest thereon and Parent and Merger Sub’s costs and expenses of collection thereof (including reasonable attorneys’ fees and expenses).

ARTICLE IX

MISCELLANEOUS

Section 9.1

Non-survival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.  This Section 9.1 shall not limit any covenant or agreement which by its terms contemplates performance after the Effective Time.

Section 9.2

Notices.  All notices, requests and other communications under this Agreement must be in writing and will be deemed to have been duly given upon receipt to the parties at the following addresses or facsimiles (or at such other address or facsimile for a party as shall be specified by the notice):

If to the Company:

Enterprise Acquisition Corp.

6800 Broken Sound Parkway, Suite 200

Boca Raton, Florida 33487

Attention:  Daniel C. Staton

Facsimile:  (561) 988-4500

With copies (which shall not constitute notice) to:

Akerman Senterfitt

1 SE Third Avenue

Miami, FL 33131

Attention: Bradley D. Houser

Martin G. Burkett

Facsimile: (305) 374-5095

If to Parent or Merger Sub:

ARMOUR Residential REIT, Inc.

3005 Hammock Way

Vero Beach, FL 32963

Attention: Jeffrey J. Zimmer

Scott J. Ulm

Facsimile: (561) 988-4505

(561) 988-4504

With a copy (which shall not constitute notice) to:

Cahill Wink LLP

5 Penn Plaza – 23rd Floor

New York, NY 10001

Attention: David G. Nichols, Jr.

Facsimile: (518) 584-1962

Section 9.3

Entire Agreement.  This Agreement and the other Transaction Documents supersede all prior and contemporaneous discussions and agreements, both written and oral, among the parties with respect to the subject matter of this Agreement and the other Transaction Documents and constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement and the other Transaction Documents.

Section 9.4

Waiver.  Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.  No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

Section 9.5

Amendment.  This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party to this Agreement at any time before or after obtaining the Company

Stockholder Approval, but, after the Company Stockholder Approval, no amendment shall be made that by Law or in accordance with the rules of NYSE Amex requires further approval by such stockholders without obtaining such further approval.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 9.6

No Third-Party Beneficiary.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person except as provided in Section 6.9 (Indemnification; Directors’ and Officers’ Insurance) and Section 9.14 (Enforcement).

Section 9.7

Assignment; Binding Effect.  Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement by operation of law or otherwise without the prior written consent of the other parties to this Agreement and any attempt to do so will be void.  Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties to this Agreement and their respective successors and assigns.

Section 9.8

CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY STATE COURT LOCATED IN THE STATE OF DELAWARE IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURT (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 9.8 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE.  Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 9.2.  Such service of process shall have the same effect as if the party being served were a resident in the State of Delaware and had been lawfully served with such process in such jurisdiction.  The parties hereby waive all claims of error by reason of such service.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts.

Section 9.9

Specific Performance.  The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 9.10

Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Section 9.11

GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 9.12

Counterparts.  This Agreement may be executed in any number of counterparts, all of which will constitute one and the same instrument.

Section 9.13

Expenses.  The Surviving Company shall pay all Expenses of Parent, Merger Sub and the shareholders of Parent in connection with the transactions contemplated in Article III.  Whether or not the Merger is consummated, all costs and Expenses incurred in connection with this Agreement and the other Transaction Documents shall be paid by the party incurring such expense, except as contemplated by this Agreement, including Sections 6.16 (Trust Account) and 6.25 (Registration Statement) and any other Transaction Documents; provided, however, that the Company shall be responsible for all costs and Expenses of the financial printer and any SEC filing fees.

 [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ARMOUR RESIDENTIAL REIT, INC.

By:

/s/ Jeffrey J. Zimmer

Name: Jeffrey J. Zimmer

Title: Chief Executive Officer

ARMOUR MERGER SUB CORP.

By:

/s/ Jeffrey J. Zimmer

Name: Jeffrey J. Zimmer

Title: Chief Executive Officer

ENTERPRISE ACQUISITION CORP.

By:

/s/ Daniel C. Staton

Name: Daniel C. Staton

Title: President & CEO

[Signature Page to Agreement and Plan of Merger]

SCHEDULE 4.6

ABSENCE OF UNDISCLOSED LIABILITIES

None.

SCHEDULE 4.7

ABSENCE OF CERTAIN CHANGES OR EVENTS

On  August 23, 2008 the Company entered into the Agreement and Plan of Merger by and among Company, Staton Bell Blank Check LLC, EAC I LLC, EAC II Corp., WF Capital Holdings, Inc., the securityholders of WF Capital Holdings, Inc., and Perseus, L.L.C., as the representative of such securityholders (the "Workflow Merger Agreement"), which was terminated on March 2, 2009 due to the fact that the merger had not occurred on or before February 28, 2009, the termination date in the Workflow Merger Agreement.

SCHEDULE 5.7

BROKERS

EXHIBIT A

FORM OF SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENTERPRISE ACQUISITION CORP.

Pursuant to Section 245 of the

Delaware General Corporation Law

ENTERPRISE ACQUISITION CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1.

The name of the Corporation is “Enterprise Acquisition Corp.”

2.

The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 9, 2007.

3.

An Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on November 13, 2007.

4.

This Second Amended and Restated Certificate of Incorporation restates, integrates and amends the Amended and Restated Certificate of Incorporation of the Corporation.

5.

This Second Amended and Restated Certificate of Incorporation was duly adopted by joint written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”).

6.

The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST:

The name of the corporation is Enterprise Acquisition Corp. (hereinafter sometimes referred to as the “Corporation”).

SECOND:

The registered office of the Corporation is to be located at the Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at that address is the Corporation Trust Company.

THIRD:

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 101,000,000 of which 100,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

A.

Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B.

Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

A-1

FITFTH:

The name and mailing address of the sole incorporator of the Corporation are as follows:

Name	Address
Mark Y. Liu	Akerman Senterfitt One SE Third Avenue Suite 2800 Miami, Florida 33131

SIXTH:

The Corporation’s existence shall terminate on November 7, 2009 (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below). A proposal to so amend this section shall be submitted to stockholders in connection with any proposed Business Combination pursuant to Article Seventh (A) below.

SEVENTH:

The following provisions (A) through (H) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination." A “Business Combination” shall mean the acquisition by the Corporation or its stockholders, whether by merger, capital stock exchange, asset, stock purchase, reorganization or other similar business combination, of one or more entities or assets (“Target Business” or “Target Businesses”) and resulting in ownership by the Corporation or its stockholders of more than 50% of the voting securities of the Target Business or Businesses. Any acquisition of multiple Target Businesses shall occur simultaneously.

“IPO Shares” shall mean the shares of Common Stock issued in the IPO.

The “Trust Fund” shall mean the trust account established by the Corporation in connection with the consummation of its IPO and into which the Corporation will deposit a designated portion of the net proceeds from the IPO, including any amount that is or will be due and payable as deferred underwriting discounts and commissions (the “Deferred Underwriting Compensation”) pursuant to the terms and conditions of the underwriting agreement (the “Underwriting Agreement”) to be entered into with the underwriters of the IPO.

A.        Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that a majority of the IPO Shares present and entitled to vote at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 50% or more of the IPO Shares vote against the Business Combination and exercise their conversion rights described in paragraph C below.

B.           Upon consummation of the IPO, the Corporation delivered, or caused to be delivered, for deposit into the Trust Fund $247,575,000 comprising (i) $240,075,000 of the net proceeds of the IPO, including $8,375,000 of deferred underwriting discounts and commissions and (ii) $7,500,000 of the proceeds from the Corporation's sale of 7,500,000 warrants to its founding stockholder, Staton Bell Blank Check LLC.

C.        In the event that a Business Combination is approved in accordance with the above paragraph (A) and is consummated by the Corporation, any stockholder of the Corporation holding IPO Shares who voted against the Business Combination may, contemporaneously with such vote, demand that the Corporation convert its IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund, inclusive of any interest thereon, calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares.

D.        In the event that the Corporation does not consummate a Business Combination by the Termination Date, the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

E.        A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation or in the event such holder demands conversion of its shares in accordance with paragraph C above. In no other circumstances shall a holder of shares of Common Stock have any right or interest of any kind in or to the Trust Fund.

A-2

F.        Unless and until the Corporation has consummated a Business Combination as permitted under this Article Seventh, the Corporation may not consummate any other business combination, whether by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination or transaction or otherwise.  The Corporation will not enter into a Business Combination with a Target Business that is affiliated with any of the Corporation's officers, directors or stockholders, unless the Corporation obtains an opinion from an unaffiliated, independent investment banking firm that the Business Combination is fair to the Corporation's unaffiliated stockholders from a financial point of view.

G.        The Corporation shall not, and no employee of the Corporation shall, disburse or cause to be disbursed any of the proceeds held in the Trust Fund except (i) for the release of interest income to cover any tax obligation owed by the Corporation, (ii) for the release of interest income of up to $2,450,000 to the Corporation to cover expenses related to investigating and selecting a Target Business and the Corporation’s other working capital requirements, (iii) in connection with a Business Combination or thereafter, including the payment of any Deferred Underwriting Compensation in accordance with the terms of the Underwriting Agreement, (iv) upon the Corporation's liquidation or (v) as otherwise set forth herein.

H.        In no event will any of the Corporation’s officers, directors, stockholders or special advisors, or any entity with which they are affiliated, be paid, from the Corporation or a Target Business, any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a Business Combination (regardless of the type of transaction that it is); provided that the Corporation's officers and directors and its and their affiliates shall be entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on the Corporation’s behalf, such as identifying and investigating possible Target Businesses and Business Combinations. Payments of an aggregate of $7,500 per month for office space and related services to Bell & Staton, Inc. shall not be subject to the provisions of this paragraph H.

EIGHTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.        Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B.        The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C.        The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D.        In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

E.        The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then appoint additional Class A, Class B and Class C directors, as necessary. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the

A-3

Corporation’s by-laws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

NINTH:

A.        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B.        The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

TENTH:         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation. This Article Tenth is subject to the requirements set forth in Article Seventh, and any conflict arising in respect of the terms set forth hereunder and thereunder shall be resolved by reference to the terms set forth in Article Seventh.

ELEVENTH:         The Corporation hereby elects not to be governed by Section 203 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by Daniel C. Staton, its Chief Executive Officer, as of the __th day of __________, 2009.

Daniel C. Staton, Chief Executive Officer

A-4

EXHIBIT B

INVESTMENT CRITERIA FOR ASSET ACQUISITIONS

ARMOUR Residential REIT, Inc. (“Parent”) will invest, on a leveraged basis, primarily in hybrid adjustable-rate, adjustable-rate and fixed-rate residential mortgage-backed securities issued or guaranteed by a U.S. Government-chartered entity, such as the Federal National Mortgage Association (more commonly known as Fannie Mae) and the Federal Home Loan Mortgage Corporation (more commonly known as Freddie Mac), or guaranteed by the Government National Mortgage Administration, a U.S. Government corporation (more commonly known as Ginnie Mae) (collectively, “Agency Securities”).  A portion of Parent's portfolio may be invested in unsecured notes and bonds issued by U.S. Government-chartered entities (collectively, “Agency Debt”), U.S. Treasuries and money market instruments (including reverse repurchase agreements), or accounts at state or federal chartered financial institutions, subject to certain income tests Parent must satisfy for its qualification as a REIT.  Parent may also invest in hedging and other derivative instruments related to the foregoing investments.  In the case of any ambiguity in the application of the foregoing restrictions, the Board of Directors of Parent will determine its application.

B-1

EXHIBIT C

FORM OF MANAGEMENT AGREEMENT

This MANAGEMENT AGREEMENT is entered into as of [●], by and between (i) ARMOUR RESIDENTIAL REIT, INC., a Maryland corporation (the “REIT”), and (ii) ARMOUR RESIDENTIAL MANAGEMENT LLC, a Delaware limited liability company (the “Manager”).

RECITALS

WHEREAS, the REIT intends to use the net proceeds of borrowings and securities offerings and the net returns on its investments which are not otherwise distributed to stockholders (i) in Mortgage Assets (as defined below), and (ii) in any such other assets, in a manner which allows the REIT to qualify as a “real estate investment trust” under the Code (as defined below); and

WHEREAS, the REIT desires that the Manager undertake, on the REIT’s behalf, the duties and responsibilities as set forth in this Agreement, subject to the direction of the Manager or, only where applicable and only if and when any of the stock of the REIT becomes publicly traded, subject to the direction and oversight of the Board of Directors (as defined below), on the terms and conditions set forth in this Agreement; and

WHEREAS, the Manager desires to undertake, on the REIT’s behalf, the duties and responsibilities as set forth in this Agreement on the terms and conditions set forth in this Agreement; and

WHEREAS, the REIT and the Manager desire to state in its entirety the management agreement by and between the REIT and the Manager;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreement contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Definitions.  Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned to them below:

1.1

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, that specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that specified Person, whether by contract, through the ownership of voting securities or other equity interests (including partnership or membership interests), or otherwise.

1.2

“Agreement” means this Management Agreement, as the same may be amended from time to time.

1.3

“Annual Minimum Fee” means $900,000 for each fiscal year of this Agreement.

1.4

“Base Management Fee” shall have the meaning set forth in Section 6.1 of this Agreement.

1.5

“Board of Directors” means the member(s) of the Board of Directors of the REIT, applicable if and when any of the stock of the REIT becomes publicly traded.

1.6

“Business Day” means a day on which the banks are opened for business (Saturdays, Sundays, statutory and civic holidays excluded) in New York, New York, United States.

1.7

“Cause” means, for purposes of a termination of this Agreement by the REIT without penalty or payment of a Termination Fee, a final determination by a court of competent jurisdiction (a) that the Manager has materially breached this Agreement that has a material adverse effect on the REIT and such material breach has continued for a period of 30 days after receipt by the Manager of written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period, (b) that an action taken or omitted to be taken by the

Manager in connection with this Agreement constitutes willful misconduct or gross negligence that results in material harm to the REIT and such willful misconduct or gross negligence has not been cured within a period of 30 days after receipt by the Manager of written notice thereof specifying such willful misconduct or gross negligence and requesting that the same be remedied in such 30-day period, or (c) that an action taken or omitted to be taken by the Manager in connection with this Agreement constitutes fraud that results in material harm to the REIT.

1.8

“Code” means the Internal Revenue Code of 1986, as amended.

1.9

“Effective Date” means the date of the consummation of the Merger.

1.10

“Governing Instruments” means the articles of incorporation or charter, as the case may be, and the bylaws of the REIT and its subsidiaries, as those documents may be amended from time to time.

1.11

“Gross Equity Raised” means an amount in dollars calculated as of the date of determination that is equal to (a) the initial equity capital of the REIT following the consummation of the Merger, plus (b) equity capital raised in public or private issuances of the REIT’s equity securities (calculated before underwriting fees and distribution expenses, if any), less (c) capital returned to the stockholders of the REIT, as adjusted to exclude (d) one-time charges pursuant to changes in GAAP and certain non-cash charges after discussion between the Manager and the Board of Directors and approved by a majority of the Board of Directors, if and when any of the stock of the REIT becomes publicly traded.

1.12

“Independent Directors” means the members of the Board of Directors who are not officers or employees of the Manager or any Person directly or indirectly controlling or controlled by the Manager, and who are otherwise “independent” in accordance with the REIT’s Governing Instruments and policies and, if applicable, the rules of any national securities exchange on which the REIT’s common stock is listed.

1.13

“Initial Term” shall have the meaning set forth in Section 10.1 of this Agreement.

1.14

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

1.15

“Manager” shall have the meaning set forth in the Preamble of this Agreement and shall include any successor thereto (subject to the provisions of Section 13).

1.16

“Manager Obligations” shall have the meaning set forth in Section 2.4.2 of this Agreement and may be limited from time to time in the REIT’s discretion.

1.17

“Manager Shareholders” shall have the meaning set forth in Section 2.5 of this Agreement.

1.18

“Merger” means the merger contemplated pursuant to the Merger Agreement.

1.19

“Merger Agreement” means that Agreement and Plan of Merger, dated as of July 29, 2009, among the REIT, ARMOUR Merger Sub Corp., a Delaware corporation, and Enterprise Acquisition Corp., a Delaware corporation.

1.20

“Mortgage Assets” means the following assets types of the REIT which the REIT may determine from time to time shall be solely managed by the Manager:

(i)

mortgage securities (or interests therein), including (a) adjustable-rate, hybrid adjustable-rate and pass-through certificates (including GNMA certificates, FNMA certificates and FHLMC certificates), collateralized mortgage obligations, (c) securities representing interests in, or secured by, agency wrapped mortgages on real property other than pass-through certificates and CMOs, (d) agency mortgage derivative securities and other agency mortgage-backed and mortgage collateralized obligations, and (e) mortgage derivative securities;

(ii)

U.S. government issued bills, notes and bonds including general obligations of the agencies of the U.S. government (including, but not limited to GNMA, FNMA and FHLMC); and

(iii)

short-term investments, including short-term bank certificates of deposit, short-term U.S. Treasury securities, short-term U.S. government agency securities, commercial paper, repurchase agreements, short-term CMOs, short-term asset backed securities and other similar types of short-term investment instruments, all of which will have maturities or average lives of less than one (1) year.

1.21

“Non-Renewal Notice” shall have the meaning set forth in Section 10.1 of this Agreement.

1.22

“Notice of Proposal to Negotiate” shall have the meaning set Forth in Section 10.5 of this Agreement.

1.23

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

1.24

“Real Estate Investment Trust” means a “real estate investment trust” as defined under the Code.

1.25

“REIT” shall have the meaning set forth in the Preamble of this Agreement and shall include any subsidiary and any successor thereto.

1.26

“REIT Provisions of the Code” means Sections 856 through 860 of the Code.

1.27

“Renewal Term” shall have the meaning set forth in Section 10.1 of this Agreement.

1.28

“Staton Bell” shall have the meaning set forth in Section 2.5 of this Agreement.

1.29

“Sub-Management Agreement” shall have the meaning set forth in Section 2.5 of this Agreement.

1.30

“Termination Fee” means an amount equal to three (3) times the Base Management Fee paid to the Manager in the preceding full twelve (12) months, calculated as of the effective date of the termination of this Agreement pursuant to Section 10.2.

2.

General Duties of the Manager.

2.1

Services.  Until any of the stock of the REIT becomes publicly traded, all services performed by the Manager under this Agreement shall be under the direction of the Manager.  If and when any of the stock of the REIT becomes publicly traded, all services performed by the Manager under this Agreement shall be subject to the direction and oversight of the Board of Directors.  As may be limited from time to time by the REIT in its discretion, the Manager shall (i) manage the day-to-day operations of the REIT and perform the services and other activities described below, and (ii) to the extent directed by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), perform similar management and services for any subsidiary of the REIT; provided, however, that nothing herein shall give the Manager the right (or obligate the Manager) to supervise any other manager engaged by the REIT (each such other manager, an “Other Manager”), or to manage or otherwise participate in any way in any securitization transaction undertaken by the REIT or any joint venture formed by the REIT.  Subject to the REIT’s right to retain Other Managers and the REIT’s right to limit the following duties in its discretion from time to time to the Mortgage Assets which the REIT determines from time to time shall be solely managed by the Manager, the Manager shall perform the following services from time to time as may be required for the management of the REIT and its assets (other than any such assets solely being managed by an Other Manager):

2.1.1

serving as a consultant to the REIT with respect to the formulation of investment criteria for assets managed by the Manager and the preparation of policy guidelines by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) for such assets;

2.1.2

assisting the REIT in developing criteria for Mortgage Asset purchase commitments that are consistent with the REIT’s long-term investment objectives and making available to the REIT its knowledge and experience with respect to Mortgage Assets managed by the Manager;

2.1.3

representing the REIT in connection with certain of the REIT’s purchases, sales and commitments to purchase or sell Mortgage Assets managed by the Manager that meet in all material respects the REIT’s investment criteria, including without limitation by providing repurchase agreement and similar portfolio management expertise as appropriate in connection therewith;

2.1.4

managing the REIT’s Mortgage Assets (other than any Mortgage Assets managed solely by Other Managers);

2.1.5

advising the REIT and negotiating the REIT’s agreements with third-party lenders for borrowings by the REIT;

2.1.6

making available to the REIT statistical and economic research and analysis regarding the REIT’s activities managed by the Manager and the services performed for the REIT by the Manager;

2.1.7

monitoring and providing to the Board of Director, if and when any of the stock of the REIT becomes publicly traded, from time to time price information and other data obtained from certain nationally-recognized dealers that maintain markets in mortgage assets identified by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) from time to time, and providing data and advice to the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) in connection with the identification of such dealers, in each case with respect to assets managed by the Manager;

2.1.8

investing or reinvesting money of the REIT, which the REIT determines from time to time shall be solely managed by the Manager, in accordance with the REIT’s policies and procedures;

2.1.9

providing executive and administrative personnel, office space and other appropriate services required in rendering services to the REIT, in accordance with and subject to the terms of this Agreement;

2.1.10

administering the day-to-day operations of the REIT and performing and supervising the performance of such other administrative functions necessary to the management of the REIT as may be agreed upon by the Manager and the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), including, without limitation, the collection of revenues and the payment of the REIT’s debts and obligations from the REIT’s accounts (in each case in respect of assets managed by the Manager), and the maintenance of appropriate computer systems and related information technology to perform such administrative and management functions;

2.1.11

advising the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) in connection with certain policy decisions (other than any such decisions solely relating to Other Managers);

2.1.12

evaluating and recommending hedging strategies to the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) and, upon approval by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), engaging in hedging activities on behalf of the REIT consistent with the REIT’s status as a Real Estate Investment Trust, in each case in respect of assets managed by the Manager;

2.1.13

supervising compliance by the REIT with the REIT Provisions of the Code and maintenance of its status as a Real Estate Investment Trust (other than in respect of any assets not managed by the Manager);

2.1.14

qualifying and causing the REIT to qualify to do business in all applicable jurisdictions and obtaining and maintaining all appropriate licenses (other than in respect of any activities not managed by the Manager);

2.1.15

assisting the REIT to retain qualified accountants and tax experts to assist in developing and monitoring appropriate accounting procedures and testing systems and to conduct quarterly compliance reviews as the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) may deem necessary or advisable (other than any such procedures or reviews relating solely to Other Managers);

2.1.16

assisting the REIT in its compliance with all federal (including, without limitation, the Sarbanes-Oxley Act of 2002), state and local regulatory requirements applicable to the REIT in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, documents and filings, if any, required under the Securities Exchange Act of 1934, as amended, or other federal or state laws;

2.1.17

assisting the REIT in its compliance with federal, state and local tax filings and reports, and generally enable the REIT to maintain its status as a Real Estate Investment Trust, including soliciting stockholders, as defined below, for required information to the extent provided in the REIT Provisions of the Code;

2.1.18

assisting the REIT in its maintenance of an exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from the Investment Company Act;

2.1.19

advising the REIT as to its capital structure and capital raising activities (other than in respect of capital not to be managed by the Manager);

2.1.20

handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the REIT may be involved or to which the REIT may be subject arising out of the REIT’s day-to-day operations, subject to the approval of the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) and excluding any such proceedings or negotiations solely involving Other Managers;

2.1.21

engaging and supervising, on behalf of the REIT at the REIT’s request and at the REIT’s expense, the following, without limitation:  independent contractors to provide investment banking services, leasing services, mortgage brokerage services, securities brokerage services, other financial services and such other services as may be deemed by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) to be necessary or advisable from time to time (other than Other Managers, or any of the foregoing to be utilized in connection with activities being solely conducted by Other Managers);

2.1.22

so long as the Manager does not incur additional costs or expenses, and the REIT does not incur additional costs or expenses which are not specifically approved in writing by the REIT, performing such other services as may be necessary or advisable from time to time for management and other activities relating to the assets of the REIT as the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

2.1.23

assisting the REIT, upon the REIT’s request therefor, in evaluating the advantages and disadvantages of the REIT internalizing the functions of the Manager or of any merger and acquisition transaction that the REIT may elect to pursue, which also may be subject to approval by the shareholders of the REIT.

2.2

Obligations of the Manager.

2.2.1

Verify Conformity with Acquisition Criteria.  At all times (and, if and when any of the stock of the REIT becomes publicly traded, subject to the direction of the Board of Directors), the Manager shall use commercially reasonable efforts to provide that each Mortgage Asset acquired by the Manager for the REIT conforms in all material respects to the acquisition criteria of the REIT and shall seek to cause each seller or transferor of such Mortgage Assets to the REIT to make such representations and warranties regarding such Mortgage Assets as may, in the reasonable judgment of the Manager, be necessary and appropriate, subject to market custom.  In addition, the Manager shall take such other action as it deems reasonably necessary or appropriate in seeking to protect the REIT’s investments to the extent consistent with its duties under this Agreement.

2.2.2

Conduct Activities in Conformity with REIT Status and All Applicable Restrictions.  At all times (and, if and when any of the stock of the REIT becomes publicly traded, subject to the direction of the Board of Directors) and with reasonable advance notice from the REIT of any pertinent information relating to any activities of the REIT as may then be conducted by Other Managers, the Manager shall refrain from any action which would adversely affect the status of the REIT or, if applicable, any subsidiary of the REIT as a Real Estate Investment Trust or (i) which would violate any material law, rule or regulation of any governmental body or agency having jurisdiction over the REIT or any such subsidiary or (ii) which would otherwise not be permitted by the REIT’s or such subsidiary’s Governing Instruments, any material operating policies adopted by the REIT, or any agreements actually known by the Manager, except in each of clauses (i) and (ii) as could not reasonably be expected to have a material adverse effect on the REIT.  If the Manager is directed to take any such action by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), the Manager shall promptly notify the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) of the Manager’s judgment that such action would adversely affect such status or cause such violation or not be permitted as aforesaid.

2.2.3

Reports.  If and when any of the stock of the REIT becomes publicly traded and upon the request of the Board of Directors and at the sole cost and expense of the REIT, the Manager shall cause an annual compliance report of the REIT to be prepared by a firm independent of the Manager and its Affiliates and having the proper expertise to determine compliance with the REIT Provisions of the Code and related matters.  In addition, the Manager shall prepare regular reports for the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) that will review the REIT’s acquisitions of Mortgage Assets, portfolio composition and characteristics, credit quality (if applicable), performance and compliance with the REIT’s investment policies and policies that enable the REIT to maintain its qualification as a Real Estate Investment Trust and to maintain its exemption from being deemed an “investment company” under the Investment Company Act; provided that such reports shall only relate to assets the REIT has determined shall be managed by the Manager.

2.2.4

Portfolio Transactions.  In placing portfolio transactions and selecting brokers or dealers, the Manager shall seek to obtain on behalf of the REIT commercially reasonable terms.  In assessing commercially reasonable terms for any transaction, the Manager shall consider all factors it deems relevant, including, without limitation, the breadth of the market for the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.

2.3

Cooperation of the REIT.  The REIT (and, if and when any of the stock of the REIT becomes publicly traded, the Board of Directors) shall take such actions as may reasonably be required to permit and enable the Manager to carry out its duties and obligations under this Agreement, including, without limitation, the steps reasonably necessary to allow the Manager to file any registration statement on behalf of the REIT in a timely manner if the REIT requests that the Manager do so.  The REIT further agrees to use commercially reasonable efforts to make available to the Manager reasonably available resources, information and materials reasonably requested by the Manager to enable the Manager to satisfy its obligations hereunder, including its obligations to deliver financial statements and any other information or reports with respect to the REIT.  If the Manager is not able to provide a service, or in the reasonable judgment of the Manager it is not prudent to provide a service, without the approval of the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), then the Manager shall be excused from providing such service (and shall not be in breach of this Agreement) until the applicable approval has been obtained; provided, however, that the Manager shall have promptly advised the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) in writing that the Manager is awaiting such approval.

2.4

Engagement of Third Parties.

2.4.1

Securities Dealers.  Subject to the REIT’s right to retain Other Managers and the REIT’s right to limit the Manager’s authorizations in the REIT’s discretion from time to time, the Manager is authorized, for and on behalf, and at the sole cost and expense of the REIT, to employ such securities dealers (including Affiliates of the Manager) for the purchase and sale of the REIT’s Mortgage Assets managed by the Manager as may, in the reasonable judgment of the Manager, be necessary to obtain the best commercially available net results taking into account such factors as the policies of the REIT, price, dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved.  Consistent with this policy, and subject to the foregoing caveats with respect to the REIT’s rights, the Manager is authorized to direct the execution of the REIT’s portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Manager to be reasonably necessary to the performance of its investment advisory functions for the REIT.

2.4.2

Other Third Parties.  The Manager is authorized to retain, for and on behalf of the REIT, the services of third parties (including Affiliates of the Manager), including, without limitation,

accountants, legal counsel, appraisers, insurers, brokers, dealers, transfer agents, registrars, developers, investment banks, financial advisors, banks and other lenders and others as the Manager deems reasonably necessary or advisable in connection with the management and operations of the REIT. The costs and expenses related to the retention of third parties shall be the sole cost and expense of the REIT except to the extent (i) the third party is retained to make decisions to invest in and dispose of Mortgage Assets, provide administrative, data processing or clerical services, prepare the financial records of the REIT or prepare a report summarizing the REIT’s acquisitions of Mortgage Assets, portfolio compensation and characteristics, credit quality (if applicable) or performance of the portfolio, in each case with respect to assets the REIT has determined shall be managed by the Manager, in which case it shall be at the sole cost and expense of the Manager unless otherwise approved by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) or (ii) the costs and expenses are not reimbursable pursuant to Section 7.3 of this Agreement (collectively, the “Manager Obligations”).  Notwithstanding anything in this Agreement to the contrary, in no event shall the Manager be responsible for any costs or expenses related to or incurred by any Other Manager.

2.4.3

Affiliates.  Notwithstanding anything contained in this Agreement to the contrary, the Manager shall have the right to cause any of its services under this Agreement to be rendered by the Manager’s employees or Affiliates of the Manager. The REIT shall pay or reimburse the Manager or its Affiliates (subject to the foregoing approval) for the reasonable and actually incurred cost and expense of performing such services by the Affiliate, including, without limitation, back office support services specifically requested by the REIT if the costs and expenses of such Affiliate would have been reimbursable under this Agreement if such Affiliate were an unaffiliated third party, or if such service had been performed by the Manager itself.

2.5

Sub-Management Agreement.  The REIT and the Manager expressly acknowledge and agree that, concurrent with this Agreement, the Manager is entering into the Sub-Management Agreement, dated as of even date herewith, by and among the Manager, Staton Bell Blank Check LLC (“Staton Bell”), and Jeffrey J. Zimmer and Scott J. Ulm (Messrs. Zimmer and Ulm, together, the “Manager Shareholders”) (such agreement, the “Sub-Management Agreement”), and nothing to the contrary contained in this Agreement shall limit the ability of the Manager, Staton Bell, or the Manager Shareholders to enter into and perform their respective obligations under such Sub-Management Agreement or otherwise limit the effectiveness of such Sub-Management Agreement.  The REIT represents and warrants that the Sub-Management Agreement has been duly authorized and approved by all necessary action of the REIT.

3.

Additional Activities.

3.1

Other Activities of the Manager.  Nothing in this Agreement shall (i) prevent the Manager or its Affiliates, officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other person or entity, including, without limitation, investing in, or rendering advisory service to others investing in, any type of mortgage assets or other real estate investments (including, without limitation, investments that meet the principal investment objectives of the REIT), whether or not the investment objectives or policies of any such other person or entity are similar to those of the REIT, or (ii) in any way bind or restrict the Manager or its Affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Manager or its Affiliates, officers, directors or employees may be acting.  The REIT acknowledges that the Manager will base allocation decisions on the procedures the Manager and the REIT reasonably and in good faith consider fair and equitable, including, without limitation, such considerations as investment objectives, restrictions and time horizon, availability of cash and the amount of existing holdings.  While information and recommendations supplied to the REIT shall, in the Manager’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the REIT, they may be different from the information and recommendations supplied by the Manager or any Affiliate of the Manager to other investment companies, funds and advisory accounts.  The REIT shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services.  However, the REIT recognizes that it is not entitled to receive preferential treatment as compared with the treatment given by the Manager or any Affiliate of the Manager to any investment company, fund or advisory account other than any fund or advisory account which contains only funds invested by the Manager (and not of any of its clients or customers) or its officers and directors.

3.2

Other Activities of the REIT.  Except to the extent expressly set forth in this Agreement or any other written agreement between the REIT and the Manager, neither this Agreement nor the relationship between the REIT and the Manager shall be deemed (i) to limit or restrict the activities of the REIT, its officers, its employees, or members of its Board of Directors (if and when any of the stock of the REIT becomes publicly traded), or (ii) impose a fee or other penalty on the REIT, its officers, its employees, or members of its Board of Directors (if and when any of the stock of the REIT becomes publicly traded) for pursuing any such other activities.

3.3

Service to the REIT; Execution of Documents.  Directors, officers, employees and agents of the Manager and its Affiliates may serve as trustees, directors, officers, employees, agents, nominees or signatories for the REIT or any subsidiary of the REIT, to the extent permitted by the Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) pursuant to the Governing Instruments.  When executing documents or otherwise acting in such capacities for the REIT, such persons shall use their respective titles in the REIT.

4.

Bank Accounts.  The Manager may establish and maintain one or more bank accounts in the name of the REIT or any subsidiary of the REIT, and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts in a manner consistent with this Agreement, including, without limitation, the following: (a) the payment of the Base Management Fee, (b) the payment (or advance) of reimbursable costs and expenses, and (c) such other amounts.  The Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) and, upon request (whether or not the REIT is publicly traded), to the auditors of the REIT or any subsidiary of the REIT.  One or more of the obligations of the Manager hereunder may be revoked in whole or in part by the REIT from time to time in its sole discretion.

5.

Records; Confidentiality.  The Manager shall maintain appropriate and accurate books of account and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives (including the auditors) of the REIT or any subsidiary of the REIT at any time during normal business hours.  Except in the ordinary course of business of the REIT, the Manager shall, and shall use commercially reasonable efforts to cause each of its Affiliates to, keep confidential any and all information they (or such Affiliates) may obtain from time to time in connection with the services they (or such Affiliates) render under this Agreement.

6.

Compensation of the Manager.

6.1

Base Management Fee.  For services rendered under this Agreement, commencing after the end of the first month of business, the REIT shall pay to the Manager each month in arrears (by wire transfer of immediately available funds) compensation equal to 1/12th of the sum of (a) 1.5% of the Gross Equity Raised up to $1 billion plus (b) 0.75% of the Gross Equity Raised in excess of $1 billion (the “Base Management Fee”) within one (1) Business Day after the end of such month; provided, however, that the Base Management Fee shall not ever be less than 1/12th of the Annual Minimum Fee.  In the event of a termination of this Agreement during a calendar month, the Base Management Fee shall be pro-rated based upon the number of days elapsed in such calendar month prior to the effective date of such termination.

6.2

No Incentive Management Compensation.  The Manager shall not receive any incentive-based compensation.

7.

Expenses of the Manager and the REIT.

7.1

Expenses of the Manager.  The Manager shall be responsible for the following expenses:

7.1.1

employment expenses of the personnel employed by the Manager, including, without limitation, salaries (base and bonuses alike), wages, payroll taxes and the cost of employee benefit plans of such personnel (but excluding any stock of the REIT that the Board of Directors, if and when any of the stock of the REIT becomes publicly traded, may determine to grant to such personnel, which stock shall not reduce employment expenses otherwise payable by the Manager pursuant to this Section 7.1.1 or cause the Manager or the REIT to pay any payroll taxes in respect thereof); and

7.1.2

rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager required for the REIT’s day-to-day operations, including, bookkeeping, clerical and back-office services provided by the Manager, provided, however, that the REIT shall pay for supplies applicable to operations (paper, software, presentation materials, etc.).

7.2

Expenses of the REIT.  The REIT shall pay all of the costs and expenses of the REIT and the Manager incurred solely on behalf of the REIT or any subsidiary or in connection with this Agreement, other than (i) those expenses that are specifically the responsibility of the Manager pursuant to Section 7.1 of this Agreement, and (ii) any costs or expenses incurred by the Manager which the REIT is not required to reimburse pursuant to the provisions of Section 7.3 below.  Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the REIT or any subsidiary of the REIT shall be paid by the REIT and shall not be paid by the Manager and/or the Affiliates of the Manager (except to the extent of any costs or expenses which the REIT is not required to reimburse pursuant to the provisions of Section 7.3 below):

7.2.1

all costs and expenses associated with the formation and capital raising activities of the REIT and its subsidiaries, including, without limitation, the costs and expenses of the preparation of the REIT’s registration statements, and any and all costs and expenses of any public offering of the REIT, any subsequent offerings and any filing fees and costs of being a public company, including, without limitation, filings with the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the New York Stock Exchange (and any other exchange or over-the-counter market), among other such entities;

7.2.2

all costs and expenses of the REIT in connection with the acquisition, disposition, financing, hedging, administration and ownership of the REIT’s or any subsidiary’s investment assets (including, without limitation, the Mortgage Assets) and, including, without limitation, costs and expenses incurred in contracting with third parties, including Affiliates of the Manager (as may be approved by the REIT pursuant to the terms of this Agreement), to provide such services, such as legal fees, accounting fees, consulting fees, trustee fees, appraisal fees, insurance premiums, commitment fees, brokerage fees, guaranty fees, ad valorem taxes, costs of foreclosure, maintenance, repair and improvement of property and premiums for insurance on property owned by the REIT or any subsidiary of the REIT;

7.2.3

all costs and expenses relating to the acquisition of, and maintenance and upgrades to, the REIT’s portfolio analytics and accounting systems (including, but not limited to Bloomberg);

7.2.4

all costs and expenses of money borrowed by the REIT or its subsidiaries, including, without limitation, principal, interest and the costs associated with the establishment and maintenance of any credit facilities, warehouse loans and other indebtedness of the REIT and its subsidiaries (including commitment fees, legal fees, closing and other costs);

7.2.5

all taxes and license fees applicable to the REIT or any subsidiary of the REIT, including interest and penalties thereon;

7.2.6

all legal, audit, accounting, underwriting, brokerage, listing, filing, rating agency, registration and other fees, printing, engraving, clerical, personnel and other expenses and taxes of the REIT incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the REIT’s or any subsidiary’s equity securities or debt securities;

7.2.7

other than for the Manager Obligations, all fees paid to and expenses of third-party advisors and independent contractors, consultants, managers and other agents (other than the Manager) engaged by the REIT or any subsidiary of the REIT or by the Manager for the account of the REIT or any subsidiary of the REIT (other than the Manager) and all employment expenses of the personnel employed by the REIT or any subsidiary of the REIT, including, without limitation, the salaries (base and bonuses alike), wages, equity based compensation of such personnel, and payroll taxes;

7.2.8

all insurance costs incurred by the REIT or any subsidiary of the REIT and including, but not limited to, insurance paid for by the REIT to insure the Manager for liabilities as a result of being the manager for the REIT;

7.2.9

all custodian, transfer agent and registrar fees and charges incurred by the REIT;

7.2.10

all compensation and fees paid to directors of the REIT or any subsidiary of the REIT, all expenses of directors of the REIT or any subsidiary of the REIT (including those directors who are also employees of the Manager), the cost of directors and officers liability insurance and premiums for errors and omissions insurance, and any other insurance deemed necessary or advisable by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) for the benefit of the REIT and its directors and officers (including those directors who are also employees of the Manager), the cost of all meetings of the REIT’s Board of Directors (if and when any of the stock of the REIT becomes publicly traded), and the cost of travel, hotel accommodations, food and entertainment for all participants in the meetings of the REIT’s Board of Directors (if and when any of the stock of the REIT becomes publicly traded);

7.2.11

all third-party legal, accounting and auditing fees and expenses and other similar services relating to the REIT’s or any subsidiary’s operations (including, without limitation, all quarterly and annual audit or tax fees and expenses);

7.2.12

all legal, expert and other fees and expenses relating to any actions, proceedings, lawsuits, demands, causes of action and claims, whether actual or threatened, made by or against the REIT, or which the REIT is authorized or obligated to pay under applicable law or its Governing Instruments or by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded);

7.2.13

any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the REIT or any subsidiary of the REIT, or against any trustee, director or officer of the REIT or any subsidiary of the REIT in his capacity as such for which the REIT or any subsidiary of the REIT is required to indemnify such trustee, director or officer by any court or governmental agency, or settlement of pending or threatened proceedings;

7.2.14

at all times all travel and related expenses of directors, officers and employees of the REIT and the Manager incurred in connection with meetings related to the business of the REIT, attending meetings of the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) or holders of securities of the REIT or any subsidiary of the REIT or performing other business activities that relate to the REIT or any subsidiary of the REIT, including, without limitation, travel and expenses incurred in connection with the purchase, financing, refinancing, sale or other disposition of Mortgage Assets or other investments of the REIT; provided, however, that the REIT shall only be responsible for a proportionate share of such expenses, as reasonably determined by the Manager in good faith after full disclosure to the REIT, in instances in which such expenses were not incurred solely for the benefit of the REIT;

7.2.15

all expenses of organizing, modifying or dissolving the REIT or any subsidiary of the REIT, costs preparatory to entering into a business or activity, and costs of winding up or disposing of a business or activity of the REIT or its subsidiaries;

7.2.16

all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) to or on account of holders of the securities of the REIT or any subsidiary of the REIT, including, without limitation, in connection with any dividend reinvestment plan;

7.2.17

all expenses of third parties relating to communications to holders of equity securities or debt securities issued by the REIT or any subsidiary of the REIT and the other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including any costs of computer services in connection with this function, the cost of printing and mailing certificates for such securities and proxy solicitation materials and reports to holders of the REIT’s or any subsidiary’s securities and reports to third parties required under any indenture to which the REIT or any subsidiary of the REIT is a party;

7.2.18

subject to Section 7.1, all expenses relating to any office or office facilities maintained by the REIT or any subsidiary of the REIT (exclusive of the office of the Manager and/or Affiliates of the Manager), including, without limitation, rent, telephone, utilities, office furniture, equipment, machinery and other office expenses for the REIT’s chief financial officer and any other persons the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) authorizes the REIT to hire;

7.2.19

all costs and expenses related to the design and maintenance of the REIT’s web site or sites and associated with any computer software or hardware that is used solely for the REIT;

7.2.20

other than for the Manager Obligations, all other costs and expenses relating to the REIT’s business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of Mortgage Assets, including, without limitation, appraisal, reporting, audit and legal fees;

7.2.21

other than for the Manager Obligations, and subject to a line item budget approved in advance by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), all other expenses actually incurred by the Manager, its Affiliates (as may be approved by the REIT pursuant to the terms of this Agreement) or their respective officers, employees, representatives or agents, or any Affiliates thereof (as may be approved by the REIT pursuant to the terms of this Agreement) which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement (including, without limitation, any fees or expenses relating to the REIT’s compliance with all governmental and regulatory matters); and

7.2.22

all other expenses of the REIT or any subsidiary of the REIT that are not the responsibility of the Manager under Section 7.1 of this Agreement.

7.3

Expense Reimbursement to the Manager.  Costs and expenses incurred by the Manager on behalf of the REIT or its subsidiaries shall be reimbursed in cash monthly to the Manager within five (5) Business Days of receipt by the REIT from the Manager of a statement of such costs and expenses.  Cost and expense reimbursement to the Manager shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the REIT.

8.

Limits of Manager Responsibility:  Indemnity.

8.1

Limits of Manager Responsibility.  The Manager shall have the responsibility under this Agreement to render the services specifically called for under this Agreement and shall not be responsible for any action of the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) in following or declining to follow any advice or recommendations of the Manager, including, without limitation, as set forth in Section 2.2.2 of this Agreement.  The Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof, shall not be liable to the REIT (including, without limitation, any stockholder thereof), any issuer of mortgage securities, any subsidiary of the REIT, its subsidiary’s stockholders, the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), any credit-party, any counter-party under any agreement or any other person whatsoever for any acts or omissions, errors of judgment or mistakes of law by the Manager or its Affiliates, directors, officers, employees, representatives or agents, or any Affiliates thereof, under or in connection with this Agreement, except in the event that the Manager was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under this Agreement.

8.2

Indemnification.  The REIT and its subsidiaries shall reimburse, indemnify and hold harmless the Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof from and against any and all expenses, losses, costs, damages, liabilities, demands, charges and claims of any nature whatsoever, actual or threatened (including, without limitation, reasonable attorneys’ fees), arising from or in respect of any acts or omissions, errors of judgment or mistakes of law (or any alleged acts or omissions, errors of judgment or mistakes of law) performed or made while acting in any capacity contemplated under this Agreement or pursuant to any underwriting agreement or similar agreement to which Manager is a party that is related to the REIT’s activities.  Notwithstanding the foregoing, the REIT shall have no indemnification obligation under this Section 8.2 in the event that the Manager was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under this Agreement.

9.

No Joint Venture.  The REIT and the Manager are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on any of them.  The Manager is an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the REIT.

10.

Effectiveness; Termination.

10.1

Effectiveness.  This Agreement shall commence on the Effective Date and shall continue in effect thereafter for an initial term of five (5) years (the “Initial Term”).  Following the Initial Term, this Agreement shall automatically extend for successive one (1)-year terms (each, a “Renewal Term”), unless either party gives 180 days’ written notice prior to the expiration of the Initial Term or any Renewal Term to the respective other party of such first party’s intent not to renew the then-current term (any such notice, a “Non-Renewal Notice”); provided, however, that if the REIT pays the Final Payment (as such term is defined in the Sub-Management Agreement) to Staton Bell pursuant to the terms of the Sub-Management Agreement, the then-current Renewal Term shall automatically be extended as necessary so that it expires one (1) year from the date on which such Final Payment was made; provided, further, that the REIT may give a Non-Renewal Notice to the Manager only if, if and when any of the stock of the REIT becomes publicly traded, at least two-thirds of all of the Independent Directors or the holders of a majority of the outstanding shares of common stock of the REIT (other than those shares held by the Manager or its Affiliates) agree that (i) there has been unsatisfactory performance by the Manager that is materially detrimental to the REIT and its subsidiaries or (ii) the compensation payable to the Manager hereunder is unfair; provided further, however, that in the event that the REIT gives a Non-Renewal Notice to the Manager under clause (ii) above, such Non-Renewal Notice, and its effectiveness, shall be subject to Section 10.5.  This Agreement may be terminated during the Initial Term or any Renewal Term only in accordance with the provisions of Sections 10.2, 10.3 and 10.4 or 13.1 (as applicable).

10.2

Early Termination without Cause.

10.2.1

The REIT may not terminate the Agreement during the Initial Term, except for Cause.  After the Initial Term, the REIT may terminate the agreement without Cause upon 180 days’ prior written notice to the Manager and subject to payment of the Termination Fee pursuant to Section 10.4 (except as otherwise provided in Section 13.1).

10.2.2

The Manager may terminate the agreement at any time and for any reason upon 180 days’ prior written notice to the REIT.

10.3

Early Termination for Cause.  Notwithstanding the provisions of Section 10.2.1, or any other provision of this Agreement to the contrary, the REIT may terminate the agreement for Cause at any time and without paying any Termination Fee, effective immediately upon written notice.

10.4

Payments In Connection With Termination.

10.4.1

Payments By the REIT.  Following any termination of this Agreement by the REIT or the Manager, the REIT shall pay the following amounts to the Manager (by wire transfer of immediately available funds to such bank account as is designated by the Manager to the REIT in writing) not later than five (5) Business Days after the effective date of such termination:

(i)

all reimbursable costs and expenses permitted under the Agreement (to the extent not previously reimbursed to the Manager), if any, as of the date of the effectiveness of such termination of this Agreement; and

(ii)

either (a) if this Agreement was terminated by the REIT for Cause pursuant to Section 10.3, any Base Management Fee due and not yet paid to the Manager, (as pro-rated pursuant to Section 6.1 through the date of the effectiveness of such termination of this Agreement) or (b) if this Agreement was terminated by the REIT without Cause pursuant to Section 10.2.1, and subject to the provisions of Section 13.1, the Termination Fee (as calculated through the effective date of such termination of the Agreement).

10.4.2

Payments By the Manager.  For the avoidance of doubt, following any termination of this Agreement by the Manager, no fees or other payment shall be due from the Manager to the REIT except as otherwise expressly provided in this Agreement.

10.5

Renegotiation of Compensation.  In the event that a Non-Renewal Notice is given by the REIT to the Manager in connection with a determination pursuant to clause (b)(ii) of Section 10.1 that the compensation payable to the Manager is unfair, the Manager shall have the right to renegotiate such compensation by delivering to the REIT, no fewer than 45 days prior to the prospective expiration of the Initial Term or Renewal Term then in effect, as applicable, written notice (any such notice, a “Notice of Proposal to Negotiate”) of its intent to renegotiate its compensation under this Agreement.  Thereupon, the REIT (represented by the Independent Directors, if and when any of the stock of the REIT becomes publicly traded) and the Manager shall endeavor to negotiate the revised compensation payable to the Manager under this Agreement.  In the event that the Manager and the REIT, including, if and when any of the stock of the REIT becomes publicly traded, at least two-thirds of all of the Independent Directors, agree to the terms of the revised compensation to be payable to the Manager within 45 days following the receipt of the Notice of Proposal to Negotiate, the Non-Renewal Notice shall be deemed of no force and effect and this Agreement shall continue in full force and effect on the terms stated in this Agreement, except that the compensation payable to the Manager hereunder shall be the revised compensation then agreed upon by the parties to this Agreement. The REIT and the Manager agree to execute and deliver an amendment to this Agreement setting forth such revised compensation promptly upon reaching an agreement regarding same. In the event that the REIT and the Manager are unable to agree to the terms of the revised compensation to be payable to the Manager during such 45-day period, this Agreement shall terminate, such termination to be effective on the expiration of the Initial Term or Renewal Term then in effect, as applicable.

11.

Action Upon Termination.  In connection with any termination of this Agreement, the Manager shall promptly:

11.1.1

pay over to the REIT or any subsidiary of the REIT all money collected and held for the account of the REIT or any subsidiary of the REIT by the Manager pursuant to this Agreement;

11.1.2

deliver to the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) an accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) with respect to the REIT or any subsidiary of the REIT;

11.1.3

deliver to the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) all property and documents of the REIT or any subsidiary of the REIT then in the custody of the Manager;

11.1.4

assign to the REIT any authorized agreements the Manager executed in its name on behalf of the REIT (and obtain the counter-parties’ consent thereto); and

11.1.5

assign to the REIT all proprietary information with respect to the REIT, including, without limitation, software, models, intellectual property, licenses, tradenames and trademarks (but subject to the limitations set forth in Section 28 hereof).

12.

Survival of Obligations.  The REIT’s obligation to make payments hereunder and the limitations set forth herein shall survive the termination of this Agreement.  The covenants and agreements of the Manager contained herein (for expenses through the effective date of termination) shall survive the termination of this Agreement.

13.

Assignments.

13.1

Assignment by the Manager.  This Agreement shall terminate automatically in the event that the Manager assigns all or any part of this Agreement (including, without limitation, any transfer or assignment by operation of law), unless such assignment is consented to in advance in writing by the REIT, including, if and when any of the stock of the REIT becomes publicly traded, the Board of Directors.  In the event an assignment by the Manager is consented to by the REIT, including, if and when any of the stock of the REIT becomes publicly traded, the Board of Directors in accordance with this Section 13.1, such assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be released from all of its obligations, duties and responsibilities under this Agreement and all liability therefore and in respect hereof accruing on or after that date.  In addition, the assignee shall execute and deliver to the REIT a counterpart of this Agreement naming such assignee as Manager, and the REIT shall deliver to the assigning Manager a duly executed instrument evidencing the release of the assigning Manager from such obligations, duties and responsibilities as aforesaid.  Notwithstanding the provisions of Section 10.2.1, or any other provision of this Agreement to the contrary, in the event that the REIT terminates this Agreement, whether for Cause or without Cause, following its assignment by the Manager to a successor Manager, the REIT shall not have any payment obligations to such successor Manager other than to pay unpaid reimbursable costs and expenses pursuant to Section 10.4.1(i) and earned but unpaid Base Management Fee payments pursuant to Section 10.4.1(ii)(a).

14.

Release of Money or Other Property Upon Written Request.  The Manager agrees that any money or other property of the REIT or any subsidiary of the REIT held by the Manager under this Agreement shall be held by the Manager as custodian for the REIT or such subsidiary, and the Manager’s records shall be appropriately marked clearly to reflect the ownership of such money or other property by the REIT or such subsidiary.

14.1

Procedures.  Upon the receipt by the Manager of a written request signed by a duly authorized officer of the REIT or an authorized member of the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) requesting the Manager to release to the REIT or any subsidiary of the REIT any money or other property then held by the Manager for the account of the REIT or any subsidiary of the REIT under this Agreement, the Manager shall release such money or other property to the REIT or such subsidiary of the REIT within a reasonable period of time, but in no event later than the earlier to occur of (i) thirty (30) days following such request, or (ii) the date of the termination of this Agreement.

14.2

Limitations.  The Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof, shall not be liable to the REIT, any subsidiaries of the REIT, the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) or the REIT’s or its subsidiaries’ stockholders for any acts performed or omissions to act by the REIT or any subsidiary of the REIT in connection with the money or other property released to the REIT or any subsidiary of the REIT in accordance with this Section 14, except in the event that the Manager was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under this Agreement.

14.3

Indemnification.  The REIT and any subsidiary of the REIT shall indemnify the Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof, against any and all expenses, costs, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager’s release of such money or other property to the REIT or any subsidiary of the REIT in accordance with the terms of this Section 14, except in the event that the Manager was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under this Agreement.  Indemnification pursuant to this provision shall be in addition to any right of the Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof, to indemnification under Section 8 of this Agreement.

15.

Representations, Warranties and Covenants.

15.1

REIT in Favor of the Manager.  The REIT hereby represents and warrants to the Manager as follows:

15.1.1

Due Formation.  The REIT is duly organized, validly existing and in good standing under the laws of Maryland, has the power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the REIT and its subsidiaries, taken as a whole.  The REIT does not do business under any fictitious business name.

15.1.2

Power and Authority.  The REIT has the power and authority to execute, deliver and perform this Agreement and all obligations required under this Agreement and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required under this Agreement.  Except as shall have been obtained, no consent of any other person, including, without limitation, stockholders and creditors of the REIT, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the REIT in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required under this Agreement.  This Agreement has been, and each instrument or document required under this Agreement will be, executed and delivered by a duly authorized officer of the REIT, and this Agreement constitutes, and each instrument or document required under this Agreement when executed and delivered under this Agreement will constitute, the legally valid and binding obligation of the REIT enforceable against the REIT in accordance with its terms.

15.1.3

Execution, Delivery and Performance.  The execution, delivery and performance of this Agreement and the documents or instruments required under this Agreement will not violate any provision of any existing law or regulation binding on the REIT, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the REIT, or the Governing Instruments of, or any securities issued by, the REIT or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the REIT is a party or by which the REIT or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the REIT and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the pledge of amounts payable to the Manager under this Agreement to secure the Manager’s obligations to its lenders).

15.2

Manager in Favor of the REIT.  The Manager hereby represents and warrants to the REIT as follows:

15.2.1

Due Formation.  The Manager is duly organized, validly existing and in good standing under the laws of Delaware, has the power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole.  The Manager does not do business under any fictitious business name.

15.2.2

Power and Authority.  The Manager has the power and authority to execute, deliver and perform this Agreement and all obligations required under this Agreement and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required under this Agreement.  Except as shall have been obtained, no consent of any other person including, without limitation, stockholders and creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required under this Agreement.  This Agreement has been and each instrument or document required under this Agreement will be executed and delivered by a duly authorized officer of the Manager, and this Agreement constitutes, and each instrument or document required under this Agreement when executed and delivered under this Agreement will constitute, the legally valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.

15.2.3

Execution, Delivery and Performance.  The execution, delivery and performance of this Agreement and the documents or instruments required under this Agreement will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the governing instruments of, or any securities issued by, the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage indenture, lease, contract or other agreement, instrument or undertaking.

15.2.4

No Limitations.  The personnel of the Manager providing services to the REIT on the Manager’s behalf pursuant to this Agreement will be free of legal and contractual impediments to their provision of services pursuant to the terms of this Agreement.

16.

Notices.  Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when (1) delivered by hand, (2) otherwise delivered by reputable overnight courier against receipt therefor, or (3) upon actual receipt of registered or certified mail, postage prepaid, return receipt requested.  The parties may deliver to each other notice by electronically transmitted facsimile copies or electronically transmitted mail (i.e., e-mail), provided that such facsimile or e-mail notice is followed within 24 hours by any type of notice otherwise provided for in this Section 16.  Any party may alter the address or other contact information to which communications or copies are to be sent by giving notice of such change of address or other contact information in conformity with the provisions of this Section 16 for the giving of notice.  Any notice shall be duly addressed to the parties as follows:

16.1

If to the REIT:

Jeffrey Zimmer

ARMOUR Residential REIT, Inc.

3005 Hammock Way

Vero Beach, FL 32963

Telecopy: (772) 388-4758

E-mail: jz@armourreit.com

with a copy given in the manner prescribed above, to:

Akerman Senterfitt

One Southeast Third Avenue, 25th Floor

SunTrust International Center

Miami, FL 33131

Telecopy: (305) 374-5095

Attn.: Martin Burkett, Esq., and Bradley Houser, Esq.

E-mail: martin.burkett@akerman.com and bradley.houser@akerman.com

16.2

If to the Manager:

Jeffrey Zimmer

ARMOUR Residential Management, LLC

3005 Hammock Way

Vero Beach, FL 32963

Telecopy: (772) 388-4758

E-mail: jz@armourreit.com

with a copy given in the manner prescribed above, to:

Cahill Wink LLP

5 Penn Plaza, 23rd Floor

New York, NY 10001

Telecopy: (518) 584-1962

Attn: David G. Nichols, Jr. PLLC

E-mail: david.nichols@cahillwink.com

17.

Binding Nature of Agreement:  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided in this Agreement.

18.

Entire Agreement.  This Agreement and the Sub-Management Agreement contain the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement and the Sub-Management Agreement, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement and the Sub-Management Agreement.  The express terms of this Agreement and the Sub-Management Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement or the Sub-Management Agreement.  This Agreement may not be modified or amended other than in accordance with Section 27.

19.

GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES TO THE CONTRARY.

20.

Jurisdiction; Waiver of Jury Trial. Any proceeding or action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be brought in any state court of the State of Florida or, in the case of claims to which the federal courts have subject matter jurisdiction, any federal court of the United States of America, in either case, located in the State of Florida, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 20. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT.

21.

No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Except as otherwise provided in this Agreement, the rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereunder shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

22.

Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.

23.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

24.

Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

25.

Gender.  Words used herein regardless of the number and gender specifically used shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

26.

Attorneys’ Fees.  Should any action or other proceeding be necessary to enforce any of the provisions of this Agreement or the various transactions contemplated hereby, the prevailing party will be entitled to recover its actual reasonable attorneys’ fees and expenses from the non-prevailing party.

27.

Amendments.  This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by all of the parties and, in the case of the REIT, if and when any of the stock of the REIT becomes publicly traded, approved by the Board of Directors.  The parties hereto expressly acknowledge that no consent or approval of the REIT’s stockholders is required in connection with any amendment, modification or change to this Agreement.

28.

Authority.  Each signatory to this Agreement warrants and represents that such signatory is authorized to sign this Agreement on behalf of and to bind the party on whose behalf such signatory is signing this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

“REIT”

ARMOUR RESIDENTIAL REIT, INC.,

a Maryland corporation

By:

Name: Jeffrey J. Zimmer

Title: Chairman, CEO & President

“MANAGER”

ARMOUR RESIDENTIAL MANAGEMENT LLC,

a Delaware limited liability company

By:

Name: Jeffrey J. Zimmer

Title: Managing Partner

[Signature page to Management Agreement]

EXHIBIT D

SPONSORS' VOTING AND SUPPORT AGREEMENT

This SPONSORS' VOTING AND SUPPORT AGREEMENT, dated as of July 28, 2009 (this “Agreement”), is by and among Staton Bell Blank Check LLC ("SBBC"), each other party that executed this Agreement and is designated as a sponsor on the signature page hereto (each a “Sponsor” and, together with SBBC, the “Sponsors”), Enterprise Acquisition Corp. (the “Company ”), ARMOUR Residential REIT, Inc. (“Parent ”), ARMOUR Merger Corp. (“ Merger Sub ”), and ARMOUR Residential Management LLC (the “Manager ”).  Capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, on the date hereof, the Company, Parent and Merger Sub propose to enter into a merger agreement (the “Merger Agreement”) pursuant to which Merger Sub will be merged with and into the Company and each issued and outstanding share of common stock of the Company (the “Shares”) will be converted into the right to receive a certain number of fully paid and nonassessable shares of common stock of Parent upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”);

WHEREAS, as a condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that the Company and Sponsors enter into this Agreement pursuant to which Sponsors agree to vote any Shares acquired after the initial public offering (“IPO”) of the Company (“Post-IPO Shares ”) in favor of the Merger at the Company Stockholders Meeting (as defined below);

WHEREAS, in connection with the Merger, the Company is seeking an agreement substantially in the form attached hereto as Exhibit B (the “Warrant Agreement Amendment ”) to amend the Warrant Agreement, made as of November 7, 2007 (the “Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agent ”) to, among other things, increase the exercise price and duration of the Company’s warrants (the “Warrants”);

WHEREAS, Section 9.8 of the Warrant Agreement requires the written consent of the registered holders of a majority of the then-outstanding Warrants to amend the Warrant Agreement;

WHEREAS, as a condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that the Company and Sponsors enter into this Agreement pursuant to which each Sponsor, to the extent it holds any Warrants, agrees to vote in favor of the Warrant Agreement Amendment at the Company Warrantholders Meeting (as defined below) or give its written consent thereto, as the case may be;

WHEREAS, each Sponsor is the record and beneficial owner of, and has the right to vote and dispose of, (i) that number of Shares (such Shares, together with any other Shares of the Company beneficially owned or acquired by such Sponsor after the date hereof whether acquired directly or indirectly, being collectively referred to herein with respect to such Sponsor as “Sponsor Shares”), if any, and (ii) that number of Warrants (such Warrants, together with any other Warrants of the Company beneficially owned or acquired by such Sponsor after the date hereof whether acquired directly or indirectly, being collectively referred to herein with respect to such Sponsor as “Sponsor Warrants”), if any, set forth opposite such Sponsor’s name on Exhibit A  hereto;

WHEREAS, as a condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Parent and Merger Sub have also requested that the Company and Sponsors enter into this Agreement pursuant to which each Sponsor agrees to certain transfer restrictions with respect to its Shares and/or Warrants and to the cancellation of its Cancellation Securities (as defined below), if any, at or prior to the Closing Date; and

WHEREAS, Sponsors desire Parent, Merger Sub and the Company to enter into the Merger Agreement and Sponsors desire the Company and the Warrant Agent to enter into the Warrant Agreement Amendment.

NOW, THEREFORE, in consideration of the promises and the representations, warranties and agreements contained herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms have the following meanings:

"Acquisition Proposal" shall have the meaning set forth in Section 2.1(a).

“Agreement” shall have the meaning set forth in the Recitals.

“Cancellation Securities” shall have the meaning set forth in Section 4.1.

“Company” shall have the meaning set forth in the Recitals.

“Escrow Agreement” means that Stock Escrow Agreement dated November 7, 2007 between the Company, the Sponsors, and Continental Stock Transfer & Trust Company, as escrow agent (the “ Escrow Agent ”).

“Expiration Date” means the earlier of (i) the Closing Date and (ii) the termination of the Merger Agreement in accordance with its terms.

“Manager” shall have the meaning set forth in the Recitals.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Merger Sub” shall have the meaning set forth in the Recitals.

“Parent” shall have the meaning set forth in the Recitals.

“Post-IPO Shares” shall have the meaning set forth in the Recitals.

"SBBC" shall have the meaning set forth in the Recitals.

"Shares" shall have the meaning set forth in the Recitals.

“Sponsors” shall have the meaning set forth in the Recitals.

“Sponsor Shares” shall have the meaning set forth in the Recitals.

“Sponsor Warrants” shall have the meaning set forth in the Recitals.

“Sub-Management Agreement” shall have the meaning set forth in Section 4.2.

“Warrant Agent” shall have the meaning set forth in the Recitals.

“Warrant Agreement” shall have the meaning set forth in the Recitals.

“Warrant Agreement Amendment” shall have the meaning set forth in the Recitals.

“Warrants” shall have the meaning set forth in the Recitals.

Section 1.2 Gender. For the purposes of this Agreement, the words “it,” “its” or “itself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II

COVENANTS TO SUPPORT THE MERGER

Section 2.1 Voting of Sponsor Securities.

(a) Each Sponsor, to the extent it holds Post-IPO Shares, hereby agrees that from and after the date hereof until the earlier of (i) receipt of the Company Stockholder Approval and (ii) the termination of the Merger Agreement in accordance with its terms, at any Company Stockholders Meeting, or in connection with any written consent of the Company’s stockholders, Sponsors will (A) appear at such Company Stockholders Meeting or otherwise cause such Post-IPO Shares, if any, to be counted as present for purposes of calculating a quorum and (B) vote or cause to be voted (including by written consent, if applicable) all of its Post-IPO Shares, if any, (1) for approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement (without regard to any Change in Recommendation); (2) against any Acquisition Proposal (as defined in the Merger Agreement), without regard to the terms of such Acquisition Proposal, and any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement; (3) against any other action that is intended to or could prevent, impede, or, in any material respect, interfere with or delay the transactions contemplated by the Merger Agreement; and (4) in favor of any other matter approved by Parent or Merger Sub that is related to the consummation of the transactions contemplated by the Merger Agreement.

(b) Each Sponsor, to the extent it holds any Sponsor Warrants, hereby agrees that from and after the date hereof until the earlier of (i) receipt of the Company Stockholder Approval or (ii) the termination of the Merger Agreement in accordance with its terms, in connection with any Company Warrantholders Meeting or request for written consent at or through which proxies or written consents of the Company’s Warrantholders are solicited to approve and adopt the Warrant Agreement Amendment, will execute and deliver to the Company a proxy or written consent, as applicable, with respect to such Sponsor’s Sponsor Warrants, if any, in favor of the Warrant Agreement Amendment.

Section 2.2 No Restraint on Officer or Director Action. The agreements set forth herein shall in no way restrict any director or officer in the exercise of its fiduciary duties as a director or officer of the Company. Each Sponsor has executed this Agreement solely in its capacity as the beneficial owner of Sponsor Shares and/or Sponsor Warrants and no action taken by any such director or officer solely in such Person’s capacity as a director or officer of the Company shall be deemed to constitute a breach of any provision of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of Sponsors. Each Sponsor hereby represents and warrants to the Company, Parent, Merger Sub and the Manager as follows:

(a) Such Sponsor has all requisite legal capacity or other power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  To the extent such Sponsor is not a natural person, such Sponsor is duly formed, validly existing and in good standing in the jurisdiction of its formation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by such Sponsor. This Agreement has been duly executed and delivered by such Sponsor and, assuming this Agreement constitutes a valid and binding obligation of the Company and the other parties hereto, constitutes a valid and binding obligation of such Sponsor enforceable against such Sponsor in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except for such informational filings with the Securities and Exchange Commission as may be necessary under the Exchange Act, neither the execution, delivery or performance of this Agreement by such Sponsor nor the consummation by such Sponsor of the transactions contemplated hereby will: (i) require such Sponsor to make any filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties or assets of such Sponsor under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation to which Sponsors are a party or by which such Sponsor or any of such Sponsor’s properties or assets, including any Sponsor Shares or Sponsor Warrants, may be bound (other than the Escrow Agreement); or (iii) result in a violation by such Sponsor of any Law applicable to such Sponsor or any of such Sponsor’s properties or assets, including any Sponsor Shares or Sponsor Warrants.

(b)  The Sponsor Shares, if any, set forth opposite such Sponsor’s name on Exhibit A hereto and the certificates representing such Sponsor Shares are held of record or beneficially by such Sponsor and such Sponsor has good and marketable title to such Sponsor Shares, free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements, except for any such Liens arising hereunder or under the Escrow Agreement. Neither such Sponsor nor any of its affiliates own of record or beneficially any securities of the Company, or any options, warrants or rights exercisable for securities of the Company, other than the Sponsor Shares and Sponsor Warrants set forth on Exhibit A  hereto. Other than under this Agreement, neither such Sponsor nor any of its affiliates has granted or appointed any proxy, power of attorney or other rights (except any expired or effectively revoked proxy) with respect to any Sponsor Shares.

(c) The Sponsor Warrants, if any, set forth opposite such Sponsor’s name on Exhibit A hereto and the certificates representing such Sponsor Warrants are now, and until the Expiration Date will be, held of record or beneficially by such Sponsor, and such Sponsor has good and marketable title to such Sponsor Warrants, free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements, except for any such Liens arising hereunder or under the Private Placement Purchase and Escrow Agreement, dated as of November 7, 2007, relating to the purchase of such Sponsor Warrants. Other than under this Agreement, neither such Sponsor nor any of its affiliates has granted or appointed any proxy, power of attorney or other rights (except any expired or effectively revoked proxy) with respect to any such Sponsor Warrants.

(d) No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Sponsor.

(e) Such Sponsor understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Sponsor’s execution and delivery of this Agreement.

(f) As of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of Sponsors, threatened against Sponsors, or any property or asset of Sponsors, before any Governmental Entity that (i) seeks to delay or prevent the consummation of the transactions contemplated by this Agreement, the Merger Agreement or the Warrant Agreement Amendment or (ii) relates to the Sponsor Shares or the Sponsor Warrants.

Section 3.2 Representations and Warranties of the Company. The Company represents and warrants to Sponsors and Parent as follows: (a) this Agreement has been duly and validly authorized by the Company, including by its board of directors; (b) this Agreement has been duly executed and delivered by a duly authorized officer or other representative of the Company; (c) assuming this Agreement constitutes a valid and binding agreement of the other parties, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and (d) except for such informational filings with the Securities and Exchange Commission as may be necessary under the Exchange Act, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) require the Company to make any filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound, other than, the Escrow Agreement; or (iii) result in a violation by the Company of any Law applicable to the Company or any of its properties or assets.

Section 3.3 Representations and Warranties of Parent.

Parent represents and warrants to Sponsors and the Company as follows: (a) this Agreement has been duly and validly authorized by Parent (including by its board of directors or other applicable governing body), (b) this Agreement has been duly executed and delivered by a duly authorized officer or other representative of Parent, (c) assuming this Agreement constitutes a valid and binding agreement of the other parties, this Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, and (d) except for such informational filings with the Securities and Exchange Commission as may be necessary under the Exchange Act, neither the execution, delivery or performance of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby will (i) require Parent to make any filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties or assets of Parent under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation to which Parent is a party or by which Parent or any of Parent’s properties or assets may be bound or (iii) result in a violation by Parent of any Law applicable to Parent or any of Parent’s properties or assets.

ARTICLE IV

SHARE CANCELLATION AND OTHER AGREEMENTS

Section 4.1 Surrender and Cancellation of Securities. On or prior to the date immediately preceding the record date for the Enterprise Distribution (as defined in the Merger Agreement), SBBC shall cause the Company to instruct its transfer agent to cancel all of the Sponsor Shares set forth opposite each SBBC’s name on Exhibit A hereto, other than any Post-IPO Shares beneficially owned or acquired by SBBC after the date hereof whether acquired directly or indirectly (the “Cancellation Securities”); provided, however, that none of the Sponsor Warrants held by SBBC shall be cancelled, and such Sponsor Warrants shall be subject to the revision of the terms of such Warrants pursuant to the Warrant Agreement Amendment. On the Closing Date the transfer agent shall cancel such Cancellation Securities in accordance with Section 3.1(c) of the Merger Agreement, if not previously cancelled. Without limiting the provisions of Section 5.1, SBBC hereby agrees to execute such additional documents and to provide the Company or its transfer agent with any further assurances as may be necessary to effect the cancellation of the Cancellation Securities.

Section 4.2 Sub-Management Agreement. The Manager and Sponsors agree that on the date of this Agreement, the Company, the Manager, Jeffrey J. Zimmer, Scott J. Ulm and SBBC shall enter into the sub-management agreement (the “Sub-Management Agreement ”) attached hereto as  Exhibit C .

Section 4.3 Escrow Agreement Termination. The Company and Sponsors agree that on or prior to the Closing Date, the Company, UBS Securities LLC, Ladenburg Thalmann & Co. Inc. and the Sponsors shall enter into an agreement to terminate the Escrow Agreement effective on the Closing Date.

Section 4.4 Registration Rights Agreement. The Company, Parent and Sponsors agree that on or prior to the Closing Date, Parent and Sponsors shall enter into Registration Rights Agreement in form to be agreed upon by the parties thereto.

ARTICLE V

OTHER AGREEMENTS

Section 5.1 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereby. At the other party’s reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby. Sponsors acknowledge that Parent and the Company may disclose information regarding Sponsors, this Agreement and the transactions contemplated hereby in filings required to be made by Parent and/or the Company under the Securities Act or the Exchange Act.

Section 5.2 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 5.3 Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate on the first to occur of (a) the Effective Time and (b) the effective date and time of the termination of the Merger Agreement in accordance with its terms. Nothing in this Section 5.3 shall relieve any party from liability for willful breach of this Agreement.

Section 5.4 Stop Transfer. The Company shall not register the transfer of any certificate representing Sponsors’ Sponsor Shares or Sponsor Warrants unless such transfer is made in accordance with the terms of this Agreement.

Section 5.5 Expenses. Except as otherwise provided in this Agreement, the Merger Agreement or any other written agreement between the parties, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

Section 5.6 Amendments. This Agreement may only be amended in writing by mutual consent of the parties hereto.

Section 5.7 Extension; Waiver. The parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 5.8 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to the Parent or Merger Sub:

ARMOUR Residential REIT, Inc. or Armour Merger Sub Corp., as the case may be:
3005 Hammock Way
Vero Beach, FL 32963
Attention: Jeffrey J. Zimmer; Scott J. Ulm
Facsimile: (561) 988-4505; (561)988-4504

with a copy to:

Cahill Wink LLP
5 Penn Plaza – 23rd Floor
New York, NY 10001
Attention: David G. Nichols, Jr.
Facsimile: (518) 584-1962

(i)	if to the Manager:

ARMOUR Residential Management LLC
3005 Hammock Way
Vero Beach, FL 32963
Attention: Jeffrey J. Zimmer; Scott J. Ulm
Facsimile: (561) 988-4505; (561)988-4504

with a copy to:

Cahill Wink LLP
5 Penn Plaza – 23rd Floor
New York, NY 10001
Attention: David G. Nichols, Jr.
Facsimile: (518) 584-1962

(iii)	if to the Company:

Enterprise Acquisition Corporation
6800 Broken Sound Parkway
Boca Raton, Florida 33487
Attention: Daniel C. Staton
Facsimile: (561) 998-1525

with a copy to:

Akerman Senterfitt
One SE Third Avenue
Miami, Florida 33131
Attention: Bradley D. Houser; Martin G. Burkett
Facsimile: (305) 374-5095

(iii)	if to any Sponsor, to such Sponsor:

c/o Daniel C. Staton
Staton Bell Blank Check LLC
6800 Broken Sound Parkway
Boca Raton, Florida 33487
Attention: Daniel C. Staton
Facsimile: (561) 998-1525

with a copy to:

Akerman Senterfitt
One SE Third Avenue
Miami, Florida 33131
Attention: Bradley D. Houser; Martin G. Burkett
Facsimile: (305) 374-5095

Section 5.9 Interpretation. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the result of the joint efforts of the Parent, the Company and Sponsors, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party’s involvement in the drafting thereof. The words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation.” A “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person. The term “ordinary course of business” (or similar terms) shall be deemed to be followed by the words “consistent with past practice.”

Section 5.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement shall be binding upon Sponsors upon the execution of this Agreement by the Parent the Company and Sponsors.

Section 5.11 Entire Agreement; No Third-Party Beneficiaries. This Agreement (which shall be deemed to include all documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 5.12 Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

Section 5.13 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity, including damages, which shall include reasonable out-of-pocket expenses and any other damages actually suffered.  THE PARTIES HEREBY (i) SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF DELAWARE AND AGREE NOT TO BRING ANY ACTIONS RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT, OTHER THAN TO ENFORCE THE JUDGMENTS OF SUCH COURTS, (ii) AGREE NOT TO OBJECT TO VENUE IN SUCH COURTS OR TO CLAIM THAT SUCH FORUM IS INCONVENIENT AND (iii) AGREE THAT NOTICE OR THE SERVICE OF PROCESS IN ANY PROCEEDING SHALL BE PROPERLY SERVED OR DELIVERED IF DELIVERED IN THE MANNER CONTEMPLATED BY SECTION 5.8 HEREOF. IN ADDITION, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Section 5.15 Publicity. Except as otherwise required by law, court process or the rules of any applicable securities exchange or as contemplated or provided elsewhere herein, no party hereto shall issue any press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement without prior consultation with the other parties hereto.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each party has duly signed this Agreement, all as of the date first written above.

ENTERPRISE ACQUISITION CORP.

By:

Name:

Title:

STATON BELL BLANK CHECK LLC

By:

Name:

Title:

SPONSORS

By:

Marc H. Bell

By:

Daniel C. Staton

By:

Stewart J. Paperin

By:

Richard Steiner

By:

Jordan Zimmerman

ARMOUR RESIDENTIAL REIT, INC.

By:

Name:  Jeffrey J. Zimmer

Title:  Co-Chief Executive Officer and President

ARMOUR MERGER CORP.

By:

Name:  Scott J. Ulm

Title: Co-Chief Executive Officer and Treasurer

ARMOUR Residential MANAGEMENT LLC

By:

Name:  Jeffrey J. Zimmer

Title:  President and Chief Executive Officer

 (Signature Page to Sponsors' Voting and Support Agreement)

Exhibit E

FORM OF SUPPLEMENT & AMENDMENT TO WARRANT AGREEMENT

This Supplement and Amendment to the Warrant Agreement, dated as of  [●], 2009 (the “Amendment”), is executed by Enterprise Acquisition Corp., a Delaware corporation (the “ Company ”), ARMOUR Residential REIT, Inc. ("ARMOUR") and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent ”).

WHEREAS, the Company and Warrant Agent are parties to that certain Warrant Agreement dated as of November 7, 2007 (the “Warrant Agreement ”); and

WHEREAS, the parties desire to supplement and amend the Warrant Agreement upon the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Definitions.  Capitalized terms use herein and not otherwise herein shall have the meanings ascribed to them in the Warrant Agreement.

2.

Amendment to Warrant Agreement.

(a) Section 3.1 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.1.

Warrant Price.  Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein at a Warrant Price of $11.00, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date for a period of not less than ten business days; provided, however, that any such reduction shall be identical in percentage terms among all of the Warrants.”

(b) Section 3.2 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.2.

Duration of Warrants.  A Warrant may be exercised only during the period (“Exercise Period”) commencing on the consummation by the Company of a Business Combination (as such term is defined in the Company's Second Amended and Restated Certificate of Incorporation) and terminating at 5:00 p.m., New York City time, on the earlier to occur of (i) November 7, 2012 or (ii) the date fixed for redemption of the Warrants as provided in Section 6 of this Agreement (“Expiration Date”). Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide no less than twenty days' notice to registered holders of the Warrants of such extension.”

(c) Section 3.3.5 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.3.5.

 Limitations on Exercise.  Notwithstanding anything to the contrary contained herein, no Warrant may be exercised if it would cause the holder to beneficially own, within the meaning of ARMOUR’s Articles of Amendment and Restatement, greater than 9.8% of the outstanding Common Stock.”

(d) A new Section 4.4 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“4.4.

 Reorganization of Company.  If the Company consolidates or merges with or into, or transfers or leases all or substantially all of its assets to any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if such holder had exercised the Warrant immediately before the effective date of the transaction;  provided  that (i) if the holders of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of Common Stock in such consolidation or merger that affirmatively make such election or (ii) if a tender or exchange offer shall have been made to and accepted by the holders of Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a Warrant shall be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4. Immediately upon the consummation of a business combination between the Company and ARMOUR Residential REIT, Inc. (“ARMOUR”), (i) each holder of a Warrant shall be entitled to receive a new Warrant representing the right to purchase one share of ARMOUR's common stock, (ii) all references to the “Company” in this Agreement shall mean ARMOUR and (iii) ARMOUR shall assume all of the rights and all of the obligations of the Company under this Agreement. If ARMOUR subsequently consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction, concurrently with the consummation of such transaction, the corporation or other entity formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 4. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.”

3.

Amendment.  All references in the Warrant Agreement (and in the other agreements, documents and instruments entered into in connection therewith) to the “Warrant Agreement” shall be deemed for all purposes to refer to the Warrant Agreement, as amended by this Amendment.

4.

Remaining Provisions of Warrant Agreement.  Except as expressly provided herein, the provisions of the Warrant Agreement shall remain in full force and effect in accordance with their terms and shall be unaffected by this Amendment.

5.

Counterparts.  This Amendment may be executed in counterparts, each of which when executed shall be deemed an original and both of which when executed shall be deemed one and the same instrument.

6.

Headings.  The headings to this Amendment are for ease of reference only and shall not limit or otherwise affect the meaning hereof.

7.

Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of law of any jurisdiction.

8.

Effective Time.  This Amendment shall be effective immediately prior to the consummation of a business combination between the Company and ARMOUR.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the authorized officers of each of the undersigned as of the date first above written.

ENTERPRISE ACQUISITION CORP.

By:

Name:

Title:

ARMOUR RESIDENTIAL REIT, INC.

By:

Name:

Title:

CONTINENTAL STOCK TRANSFER & TRUST CO.

By:

Name:

Title:

[Signature Page to Supplement and Amendment to Warrant Agreement]

EXHIBIT F

FORM OF AFFILIATE LETTERS

                   , 2009

ARMOUR Residential REIT, Inc.

3005 Hammock Way

Vero Beach, Florida  32963

Gentlemen:

I have been advised that I might be considered to be an “affiliate” of Enterprise Acquisition Corp., a Delaware corporation (the “Company”), for purposes of paragraphs (c) and (d) of Rule 145 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

ARMOUR Residential REIT, Inc., a Maryland corporation (“ARMOUR”) and the Company have entered into an Agreement and Plan of Merger, dated as of July 29, 2009 (the “Merger Agreement”), pursuant to which, among other things, ARMOUR Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of ARMOUR, will be merged with and into the Company with the Company being the surviving entity and become a wholly-owned subsidiary of ARMOUR (the “Transaction”).  Upon consummation of the Transaction, I will receive shares of common stock, $0.001 par value per share, of ARMOUR (“ARMOUR Common Stock”) and warrants to purchase shares of the ARMOUR Common Stock ("ARMOUR Warrants").  This agreement is hereinafter referred to as the “Letter Agreement.”

I represent and warrant to, and agree with, ARMOUR as follows:

1.

I have read this Letter Agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of ARMOUR Common Stock or ARMOUR Warrants, to the extent I felt necessary, with my counsel or counsel for the Company.

2.

I shall not make any offer, sale, pledge, transfer or other disposition in violation of the Act or the rules and regulations of the SEC thereunder of the shares of ARMOUR Common Stock and ARMOUR Warrants I receive pursuant to the Transaction.

I understand and agree that:

1.

I have been advised that any issuance of shares of ARMOUR Common Stock and ARMOUR Warrants to me pursuant to the Transaction will be registered with the SEC. I have also been advised, however, that, because I may be an “affiliate” of the Company at the time the Transaction will be submitted for a vote of the stockholders of the Company and my disposition of such shares or warrants has not been registered under the Act, I must hold such shares indefinitely unless (i) such disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Act or (iii) in an opinion of counsel, in form and substance reasonably satisfactory to ARMOUR, some other exemption from registration is available with respect to any such proposed disposition of such shares and warrants.

2.

Stop transfer instructions will be given to the transfer agent of ARMOUR with respect to the shares of ARMOUR Common Stock and ARMOUR Warrants.  I receive pursuant to the Transaction in connection with the restrictions set forth herein, and there will be placed on the certificate representing shares of ARMOUR Common Stock and ARMOUR Warrants.  I receive pursuant to the Transaction, or any certificates delivered in substitution therefor, a legend stating in substance:

“The securities represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933, as amended (the “Act”), applies and may only be sold or otherwise transferred in compliance with the requirements of Rule 145 or pursuant to a registration statement under the Act or an exemption from such registration.”

3.

Unless a transfer of my shares of ARMOUR Common Stock or ARMOUR Warrants is a sale made in conformity with the provisions of Rule 145(d), or made pursuant to an effective registration statement under the Act, ARMOUR reserves the right to put an appropriate legend on the certificates issued to my transferee.

4.

I recognize and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

5.

I agree that at the time that I make an offer to or otherwise sell, pledge transfer or dispose of any ARMOUR Common Stock or ARMOUR Warrants that I own after the Transaction, I will notify my broker, dealer or nominee in whose name my shares are held or registered that such ARMOUR Common Stock or ARMOUR Warrants is subject to this Letter Agreement.

6.

Execution of this Letter Agreement should not be construed as an admission on my part that I am an “affiliate” of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth in Paragraph 2 above shall be lifted and the legend set forth in Paragraph 2 above shall be removed forthwith from the certificate or certificates representing my shares of ARMOUR Common Stock and ARMOUR Warrants upon the delivery by the undersigned to ARMOUR of a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to ARMOUR, or other evidence reasonably satisfactory to ARMOUR, to the effect that a transfer of my shares of ARMOUR Common Stock and ARMOUR Warrants will not violate the Act or any of the rules and regulations of the SEC thereunder.

(signature on following page)

This Letter Agreement shall be binding on my heirs, legal representative and successors.

Very truly yours,

Name:

Accepted this           day of                   , 2009

ARMOUR Residential REIT, Inc.

By:

Name: Jeffrey J. Zimmer

Title: Co-Chief Executive Officer

EXHIBIT G

FORM OF ESCROW TERMINATION AGREEMENT

Enterprise Acquisition Corporation

6800 Broken Sound Parkway

Suite 200

Boca Raton, Florida  33487

July 29, 2009

Continental Stock Transfer

& Trust Company

17 Battery Place

New York New York 10004

Attn: Steven Nelson

Re:

Trust Account No. Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Enterprise Acquisition Corp. ("Company") and Continental Stock Transfer & Trust Company ("Trustee"), dated as of November 7, 2007 ("Trust Agreement"), this is to advise you that the Company has entered into an agreement ("Business Agreement") with ARMOUR Residential REIT, Inc. ("Target Business") to consummate a business combination with Target Business ("Business Combination") on or prior to November 7, 2009.  The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination ("Consummation Date").

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated ("Counsel's Letter"), (ii) the Company shall deliver to you (a) an affiliate or certificate of its Corporate Secretary which verifies the vote of the Company's stockholders in connection with the Business Combination and (b) written instructions (the "Instruction Letter") with respect to the transfer of the funds held in the Trust Account other than the Deferred Discount, in an amount to be mutually agreed upon by the Company and the Representatives and so directed by them (the "Adjusted Deferred Discount") and (iii) the Representatives shall deliver to you written instructions for delivery of the Adjusted Deferred Discount. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Counsel's Letter and the Instruction Letter, (a) to the Representatives, the Adjusted Deferred Discount and (b) the remainder in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon the Trustee's receipt of a written request from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the original Consummation Date as set forth in the notice.

Very truly yours,

ENTERPRISE ACQUISITION CORP.

By:

Marc H. Bell, Chairman of the Board

By:

Maria Balodimas Staton, Corporate Secretary

cc:  UBS Investment Bank

Ladenburg Thalmann & Co. Inc.

G-1

EXHIBIT H

FORM OF SUB-MANAGEMENT AGREEMENT

This SUB-MANAGEMENT AGREEMENT (this “Agreement”), is entered into as of [●], 2009, by and among (i) ARMOUR RESIDENTIAL MANAGEMENT, LLC, a Delaware limited liability company (the “Manager”), (ii) STATON BELL BLANK CHECK LLC, a Delaware limited liability company (the “Sub-Manager”), (iii) ARMOUR RESIDENTIAL REIT, INC., a Maryland corporation, but solely with respect to Sections 1, 6(a), 9(b), 11(a), 11(b), 11(e), 14(a), 14(b), 15, and 18 through 32 (the “REIT”), and (iv) JEFFREY J. ZIMMER and SCOTT J. ULM, but solely with respect to Sections 1, 9, 11(a), 14(a), 15(a), 18 through 30, and 32 (Messrs. Zimmer and Ulm, together, the “Members” and, each, a “Member”).

RECITALS

WHEREAS, on the date hereof, the Manager and the REIT are entering into that certain Management Agreement, dated as of the date hereof (as amended from time to time, the “Management Agreement”), pursuant to which the Manager will provide day-to-day operating and investment advisory services to the REIT on the terms and conditions set forth therein; and

WHEREAS, the Manager wishes to enter into this Agreement with the Sub-Manager in order to engage the Sub-Manager to serve as a sub-advisor to the Manager to support the performance of the Manager’s services under the Management Agreement on the terms and conditions set forth herein; and

WHEREAS, in connection with the execution of this Agreement, the Members, as shareholders of the Manager, have agreed to provide the Sub-Manager with opportunities to serve as a sub-advisor to (or to enter into alternative arrangements with) the Manager on selected additional advisory arrangements, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreement contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Definitions.  Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Management Agreement.  In addition, the following terms shall have the respective meanings assigned to them below, unless otherwise indicated:

“Affiliate” has the meaning set forth in the Management Agreement.

“Agreement” means this Sub-Management Agreement, as the same may be amended from time to time.

“Base Management Fee” has the meaning set forth in the Management Agreement.

“Bell Control Persons” means, collectively: (i) Marc H. Bell, (ii) any Affiliate of Marc H. Bell, (iii) any entity, directly or indirectly, owned or controlled by Marc H. Bell and (iv) upon Marc H. Bell’s death or disability, the executors, attorneys in fact, administrators of Marc H. Bell or his estate, or any trustee (whether or not as a testamentary trustee or as a successor trustee under a non-testamentary trust), if any, with respect to Marc H. Bell.

“Board of Directors” has the meaning set forth in the Management Agreement.

“Business Day” has the meaning set forth in the Management Agreement.

“Cause” means a final determination by a court of competent jurisdiction (a) that the Sub-Manager has materially breached this Agreement that has a material adverse effect on the Manager or the REIT and such material breach has continued for a period of 30 days after receipt by the Sub-Manager of written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period, (b) that an action taken or omitted to be taken by the Sub-Manager in connection with this Agreement constitutes willful misconduct or gross negligence that results in material harm to the Manager and/or the REIT and such willful misconduct or gross negligence has not been cured within a period of 30 days after receipt by the Sub-Manager of written notice thereof specifying such willful misconduct or gross negligence and requesting that the same be remedied in such 30-day period, or (c) that an action taken or omitted to be taken by the Sub-Manager in connection with this Agreement constitutes fraud that results in material harm to the Manager and/or the REIT.

“Code Section 409A” has the meaning set forth in Section 32 of this Agreement.

“Effective Date” means the date of the consummation of the Merger.

“Final Payment” has the meaning set forth in Section 11(b) of this Agreement.

“Initial Term” has the meaning set forth in the Management Agreement.

“Guidelines” means the REIT’s the investment guidelines and other parameters for the Investments, financing activities and operations, any modifications to which shall be approved by a majority of the Independent Directors, as the same may be modified with such approval.

“Grant” has the meaning set forth in Section 9(a) of this Agreement.

“Gross Equity Raised” has the meaning set forth in the Management Agreement.

“Independent Directors” has the meaning set forth in the Management Agreement.

“Independent Revenue Sharer” means any Person who, in connection with a Member Manager’s entry into a management agreement with a Related Vehicle, is offered a Grant so long as (i) such Person is not an Affiliate of any Member, the Manager or any of their respective Affiliates, and (ii) none of any of the Members, the Manager or any of their respective Affiliates has any pecuniary interest (through contract, equity or debt interests or otherwise) in such Person or the Grant offered to such Person; provided, that “Independent Revenue Sharer” shall not include any Person who is offered a Grant in connection with the financing or recapitalization of the Manager.

“Interest Rate” means the current (as of the Termination Date) London Interbank Offered Rate as quoted by Citibank, N.A. (or any successor entity thereto) for interest periods of one year, plus 200 basis points per annum, compounding quarterly.

“Investment Company Act” has the meaning set forth in the Management Agreement.

“Investments” has the meaning set forth in Section 3(a)(iii) of this Agreement.

“Management Agreement” has the meaning set forth in the Recitals to this Agreement.

“Manager” has the meaning set forth in the Preamble to this Agreement.

“Member” and “Members” have the meaning set forth in the Preamble to this Agreement.

“Member Entities” means, separately and collectively, the Members and their direct and indirect subsidiaries; provided, however, that the term “Member Entities” shall not include the REIT or any of its subsidiaries.

“Member Manager” has the meaning set forth in Section 9(a) of this Agreement.

“Merger” has the meaning set forth in the Management Agreement.

“Merger Agreement” has the meaning set forth in the Management Agreement.

“Notice Date” has the meaning set forth in Section 9(c) of this Agreement.

"Parties" has the meaning set forth in Section 32(a) of this Agreement.

“Person” has the meaning set forth in the Management Agreement.

“Real Estate Investment Trust” has the meaning set forth in the Management Agreement.

“REIT” has the meaning set forth in the Preamble to this Agreement.

“Related Vehicle” means an entity that is involved in the Relevant Business, including, without limitation, a Real Estate Investment Trust, private investment fund, or closed-end fund; provided that “Related Vehicle” shall not include (i) any bank, savings and loan company, other thrift or insurance company or other similar operating financial institution, (ii) any portfolio under management by the Manager as of the date of this Agreement (whether or not such portfolio involves the Relevant Business), or (iii) the REIT.

“Relevant Business” means the business of managing a portfolio of financial assets primarily comprised of real estate related securities, including, without limitation, hybrid adjustable-rate, adjustable-rate and fixed rate residential mortgage-backed securities issued or guaranteed by FNMA, FHLMC or GNMA, unsecured notes and bonds issued by U.S. Government-chartered entities including FNMA, FHLMC or GNMA, and commercial mortgage-backed securities, distressed mortgage debt and similar assets.

“Services” has the meaning set forth in Section 3(a) of this Agreement.

“Staton Control Persons” means, collectively: (i) Daniel C. Staton, (ii) any Affiliate of Daniel C. Staton, (iii) any entity, directly or indirectly, owned or controlled by Daniel C. Staton and (iv) upon Daniel C. Staton’s death or disability, the executors, attorneys in fact, administrators of Daniel C. Staton or his respective estate, or trustee (whether or not as a testamentary trustee or as a successor trustee under a non-testamentary trust), if any, with respect to Daniel C. Staton.

“Staton/Bell Related Persons” means, either (A) collectively (i) Daniel C. Staton, (ii) any Affiliate of Daniel C. Staton, (iii) any trusts (or trustees thereof), family limited partnerships or other estate planning vehicles over which one or more Staton Control Persons exercise control, (iv) upon Daniel C. Staton’s death or disability, any executors, attorneys in fact, administrators, testamentary trustees, legatees or beneficiaries of Daniel C. Staton or the respective estate, or any trust formed by either, and (v) to the extent any Staton Control Person retains voting control over the applicable interest, any charitable trust, organization or entity, or (B) collectively (i) Marc H. Bell, (ii) any Affiliate of Marc H. Bell, (iii) any trusts (or trustees thereof), family limited partnerships or other estate planning vehicles over which one or more Bell Control Persons exercise control, (iv) upon Marc H. Bell’s death or disability, any executors, attorneys in fact, administrators, testamentary trustees, legatees or beneficiaries of Marc H. Bell or the respective estate, or any trust formed by either, and (v) to the extent any Bell Control Person retains voting control over the applicable interest, any charitable trust, organization or entity.

“Sub-Manager” has the meaning set forth in the Preamble to this Agreement.

“Sub-Manager Base Management Fee” means a base management fee, calculated and paid (by wire transfer of immediately available funds) monthly in arrears, equal to 25% of the Base Management Fee earned by the Manager or its assignee under the Management Agreement during such month, net of any expenses that shall be the responsibility of the Manager pursuant to Section 7.1 of the Management Agreement or shall not otherwise be reimbursed to the Manager pursuant to the Management Agreement.

“Sub-Manager Termination Fee” means a termination fee equal to 25% of the Termination Fee due payable to the Manager or its assignee under the Management Agreement.

“Termination Date” has the meaning set forth in Section 11(a) of this Agreement.

2.

Appointment. The Manager hereby appoints the Sub-Manager to serve as sub-advisor on the terms and conditions set forth in this Agreement, and the Sub-Manager hereby accepts such appointment.

3.

Duties of the Sub-Manager.

(a)

The Sub-Manager shall provide the following services (the “Services”) to support the Manager’s performance of services to the REIT under the Management Agreement, in each case upon reasonable request by the Manager:

(i)

serving as a consultant to the Manager with respect to the periodic review of the Guidelines;

(ii)

identifying for the Manager potential new lines of business and investment opportunities for the REIT;

(iii)

identifying for and advising the Manager with respect to selection of independent contractors that provide investment banking, securities brokerage, mortgage brokerage and other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services as may be required relating to the investments of the REIT and its subsidiaries (the “Investments”);

(iv)

advising the Manager with respect to the REIT’s stockholder and public relations matters;

(v)

advising and assisting the Manager with respect to the REIT’s capital structure and capital raising; and

(vi)

advising the Manager on negotiating agreements relating to programs established by the U.S. government.

Notwithstanding anything in this Agreement to the contrary, the Manager shall remain primarily and directly responsible for the provision of all services provided to the REIT under the Management Agreement. Without limiting the foregoing, the Manager shall be solely responsible for (i) identifying and consummating all Investments to be made by the REIT and its subsidiaries, (ii) any and all portfolio monitoring or reporting services to be provided to the REIT and (iii) any matters relating to the REIT’s Real Estate Investment Trust qualification for U.S. federal income tax purposes or the status of the REIT and its Affiliates under the Investment Company Act.

(b)

The Sub-Manager shall, and shall cause its officers and employees to, devote such portion of its and their time to the provision of the Services to the Manager as necessary for the proper performance of all of the Services hereunder.

4.

Authority of the Sub-Manager. The Sub-Manager is not authorized to advise or bind the REIT or to enter into any agreements relative to the REIT, and, with respect to the Manager, is to act only as an advisor to the Manager, upon reasonable request. The Sub-Manager shall have no obligation or authority under the Management Agreement.

5.

Confidentiality. The Sub-Manager and the Manager shall each keep confidential any nonpublic information obtained in connection with the Services rendered under this Agreement and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement), except: (i) to the other party hereto and its respective employees, officers, directors, consultants or advisors; (ii) with the prior written consent of the other party hereto; or (iii) as required by law or legal process. The foregoing shall not apply to information which has previously become available through the actions of a Person not resulting a violation this Section 5 or to any information within the public domain or, for the avoidance of doubt, with respect to Sub-Manager’s or its Affiliates’ business enterprises unrelated to the Services or the REIT. The provisions of this Section 5 shall survive the expiration or earlier termination of this Agreement for a period of one year.

6.

Fees.

(a)

As compensation for all Services performed by the Sub-Manager under this Agreement, the Sub-Manager shall be paid (i) the Sub-Manager Base Management Fee by the Manager and (ii) in recognition of the level of the upfront effort and commitment of resources required by the Sub-Manager in connection with this Agreement, either the Sub-Manager Termination Fee by the Manager or the Final Payment by the REIT, in each case pursuant to the terms set forth herein. Payment of the Sub-Manager Base Management Fee by the Manager to the Sub-Manager for any month shall be contingent upon the receipt by the Manager of the Base Management Fee under the Management Agreement for such month. The Sub-Manager Base Management Fee shall be payable by the Manager to the Sub-Manager within five (5) Business Days of receipt by the Manager of the Base Management Fee; provided, however, that all the Sub-Manager Base Management Fees with respect to the services provided during a given calendar year shall be paid no later than sixty (60) days following the end of such calendar year.  Payment of the Sub-Manager Termination Fee by the Manager to the Sub-Manager shall be contingent upon the receipt by the Manager of the Termination Fee under the Management Agreement. Subject to the provisions of Section 11, the Sub-Manager Termination Fee shall be payable by the Manager to the Sub-Manager within five (5) Business Days of receipt by the Manager of the Termination Fee; provided, however, that the Sub-Manager Termination Fee shall be paid no later than sixty (60) days following the end of the calendar year in which the Management Agreement is terminated entitling the Manager to the Termination Fee (which event will, in turn, terminate this Agreement). Payment of the Final Payment shall be made by the REIT to the Sub-Manager in accordance with the provisions of Section 11.

(b)

The Manager agrees that, without the approval of the Sub-Manager (which approval will not be unreasonably withheld, delayed or conditioned), it shall not agree to any modification of the Management Agreement that would both (i) amend or waive (A) the terms of payments due to the Manager under the Management Agreement or (B) the indemnification or expense reimbursement provisions of the Management Agreement and (ii) have either (A) a disproportionately adverse effect on the Sub-Manager or (B) a disproportionately positive result for the Manager.

(c)

The Manager agrees to use reasonable best efforts to collect the Base Management Fee and the Termination Fee on a prompt and timely basis.

7.

Expenses. The Manager shall promptly submit any expenses incurred by the Sub-Manager on behalf and at the request of the Manager that are eligible for reimbursement by the REIT pursuant to the terms of the Management Agreement to the REIT for reimbursement.  The Sub-Manager shall prepare a statement documenting such eligible expenses of the Sub-Manager during each month, and shall deliver such statement to the Manager within five (5) Business Days after the end of each month. The Manager shall reimburse the Sub-Manager for such eligible expenses within five (5) Business Days of receipt by the Manager of reimbursement from the REIT for such eligible expenses (provided, that a failure to deliver such statement within such period shall not limit the rights of the Sub-Manager hereunder except to the extent it prevents the Manager from being reimbursed by the REIT). Reimbursement by the Manager to the Sub-Manager for any expenses shall be contingent upon the receipt by the Manager of reimbursement from the REIT under the Management Agreement for such expenses, and the Manager will pursue such reimbursement with substantially the same level of effort that it pursues requests for its own reimbursement of expenses.  Notwithstanding anything herein to the contrary or otherwise: (a) the amount of expenses eligible for reimbursement provided to the Sub-Manager during any calendar year will not affect the amount of expenses eligible for reimbursements provided to the Sub-Manager in any other calendar year, (b) the reimbursements for expenses for which the Sub-Manager is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred, (c) the right to payment or reimbursement hereunder may not be liquidated or exchanged for any other benefit and (d) the reimbursements shall be made pursuant to objectively determinable and nondiscretionary  policies and procedures regarding such reimbursement of expenses.

8.

Restrictions on Transfer.

(a)

The Sub-Manager shall not directly transfer all or any portion of its right to receive the Sub-Manager Base Management Fee, the Sub-Manager Termination Fee or any of the amounts payable to the Sub-Manager under this Agreement (but excluding proceeds thereof) to any other Person, without the prior written consent of the Manager (which consent shall not be unreasonably withheld, delayed or conditioned).

(b)

The consent of the Manager (which shall not be unreasonably be withheld, delayed or conditioned) shall be required prior to a transfer of membership interests in the Sub-Manager that would result in Staton/Bell Related Persons, in the aggregate, holding less than a majority in interest of the Sub-Manager. The term transfer as used in this Section 8(b) shall include any actions that may result in any Staton/Bell Related Person ceasing to be a Staton/Bell Related Person.

9.

Related Vehicles.

(a)

During the period from the Effective Date through the Termination Date, each Member represents and warrants that it has used, and agrees that it shall use, as the case may be, commercially reasonable efforts to ensure that the Manager is designated, and remains designated, as the investment manager with respect to the REIT and any Related Vehicle to which the Member or any of its direct or indirect majority-owned subsidiaries serve as external investment manager.  Subject in all cases to Section 9(b) hereof, in the event that the Manager or any direct or indirect majority-owned subsidiary of a Member is designated as the investment manager (a “Member Manager”) with respect to any Related Vehicle, the Manager and the Sub-Manager shall enter into good faith negotiations with regard to (a) an agreement pursuant to which the Sub-Manager will be engaged as sub-manager with regard to the management of such Related Vehicle on substantially the terms set forth herein or (b) alternative arrangements that are reasonably acceptable to both the Manager and the Sub-Manager and that provide for substantially the same proportionate compensation to the Sub-Manager as set forth herein and the Member shall cause the Member Manager to provide the Sub-Manager with the right to enter into such an agreement; provided, however, that if the Member Manager grants to an Independent Revenue Sharer irrevocable and fully vested contractual rights (a “Grant”) to a percentage of the total fees payable under the Member Manager’s management agreement with such Related Vehicle, then the fees to which the Sub-Manager is entitled under its applicable agreement with the Member Manager with respect to such Related Vehicle will be reduced by a percentage equal to the percentage interest provided to such Independent Revenue Sharer in such Grant during the life of such Grant.  If the Manager proposes any Grant in connection with this Section 9(a), the Members will provide the Sub-Manager with all information and certifications reasonably requested by the Sub-Manager, including with respect to (x) whether the Person receiving the applicable Grant is an Independent Revenue Sharer and (y) the terms and conditions of the Grant.  In connection with any such Grant, to the extent that one or more of the Sub-Manager and Members parties believe in good faith that the adjustment to the Sub-Manager’s fee under this Section 9(a) does not fairly allocate the dilution between the parties, the parties will negotiate in good faith to adjust the terms of such adjustment.  Notwithstanding any delay in executing such agreement or arrangement, the Sub-Manager shall be entitled to the accrual for payment of fees commencing upon the receipt of management fees by the Manager or such Member Manager with regard to such Related Vehicle.  Neither the Members nor the Manager shall have any obligations pursuant to the foregoing sentences of this Section 9(a) if the Sub-Manager remains in material breach of any provision of this Agreement after written notice of such material breach delivered by the Manager to the Sub-Manager; provided, however, upon cure by the Sub-Manager of any such breach, the Members shall cause the applicable Member Manager to negotiate in good faith with the Sub-Manager and provide the Sub-Manager with the right to enter into an agreement described in this paragraph to the extent that the Sub-Manager was, due to such breach, previously not entitled to enter into such an agreement.

(b)

Notwithstanding any other provision of this Agreement, the Sub-Manager shall only be entitled to receive (A) 25% of the net aggregate management or similar fees earned by the Manager and any Member Manager with respect to the REIT and all Related Vehicles cumulatively managed by the Manager and any Member Manager; (B) 25% of the aggregate termination or similar fees earned by the Manager and any Member Manager with respect to the REIT and all Related Vehicles cumulatively managed by the Manager and any Member Manager; and (C) the Final Payment, if any.

(c)

The Sub-Manager shall have no rights with respect to any Related Vehicle that is externally managed by any management entity at the time such management entity is acquired by the Members or their Affiliates after the date of this Agreement, provided, however, that in connection with any such acquisition, the Members shall, or shall cause their applicable Affiliate(s) to, offer to the Sub-Manager (which may assign the right to accept this offer to any if its

Affiliates in whole or in part) the right to invest, on the same terms and conditions as the Members or their applicable Affiliate(s) (except that the Sub-Manager and/or any designated Affiliate will be entitled to customary and reasonable minority investor protections), in up to 25% of each class of securities of such management entity acquired by the Members and their respective Affiliates, collectively, provided, further, that the Sub-Manager and/or its designated Affiliates will have 45 days to accept such offer after receiving written notice from the Members describing in reasonable detail all the material terms of the offer (the “Notice Date”), and will have 60 days to fund the purchase price if such offer is accepted after the Notice Date. Subject to conflict of interest policies to be agreed upon between the parties, nothing will limit the ability of the Members and their respective Affiliates, or the Sub-Manager and its Affiliates, to enter into other transactions, including (x) trading in the securities of special purpose acquisition companies other than Enterprise Acquisition Corp. through one or more funds managed by the Members or their respective Affiliates, (y) investing or trading in securities, or pursing investment strategies, that are the same or similar to those of the REIT, or (z) subject to applicable law, pursuing any other investment or opportunity that may be of interest to the REIT.

10.

Relationship of Sub-Manager, Manager, Members and REIT. The Manager and the Members, on the one hand, and the Sub-Manager, on the other hand, are not partners, members or joint venturers with each other nor with the REIT, and nothing in this Agreement shall be construed to make them such partners, members or joint venturers or impose any liability as such on any of them. The relationship of the parties is intended to be contractual and not fiduciary in nature.

11.

Term and Termination.

(a)

Subject to Section 12(b), this Agreement shall terminate on the earliest to occur of (i) the election of the Sub-Manager, upon the expiration of the Initial Term of the Management Agreement, to terminate this Agreement, (ii) the termination of the Management Agreement by the REIT, or (iii) the effective date of the removal of the Sub-Manager for Cause (the “Termination Date”); provided that all rights and obligations with respect to any earned but unpaid Sub-Manager Base Management Fee and any other amounts payable under this Agreement with respect to periods prior to, on or in connection with the Termination Date shall survive the termination of this Agreement; provided, further, that, subject to the foregoing proviso, in the event of termination pursuant to clause (i) or (iii) above, there shall be no Sub-Manager Termination Fee paid to the Sub-Manager and, in the event of termination pursuant to clause (ii) or (iii) above, there shall be no Final Payment paid to the Sub-Manager.  In the event of a termination pursuant to clause (ii) above, if, during the Initial Term, the REIT or any of its Affiliates, on the one hand, and the Manager or any Member Manager, on the other hand, enter into a new management agreement effective within six months of such termination, this Agreement will be deemed to apply with respect to such new management agreement, and, without limiting the foregoing, for purposes of Section 9(a), the Termination Date shall be deemed not to have occurred; provided, however, that the Sub-Manager shall not be entitled to receive any fees during any period in which neither the Manager nor the Managing Member receives fees from the REIT or any of its Affiliates.  The applicable Member, or the Members, as may be the case, shall cause the applicable Member Manager, if it is not the Manager, to assume the Manager’s obligations under this Agreement. In the event one or more of the Sub-Manager and the applicable Member Manager believes in good faith that this Agreement should be amended to reflect differences between the new management agreement and the Management Agreement, the Sub-Manager and the applicable Member Manager shall enter into good faith negotiations with regard to any such appropriate amendments and the applicable Member, or the Members, as may be the case, shall cause the Member Manager to provide the Sub-Manager with the right to enter into any such amendments. In any such event the applicable Member, or the Members, as the case may be, will provide the Sub-Manager with all information and certifications reasonably requested by the Sub-Manager. Notwithstanding any delay in executing any such amendment, the Sub-Manager shall be entitled to the accrual for payment of fees (on the terms as so amended) commencing upon the receipt of management fees by the Manager or such Member Manager with regard to such new agreement.

(b)

If the Termination Date occurs under Section 11(a)(i), subject to Section 14(b), the REIT shall pay to the Sub-Manager a final payment (the “Final Payment”) of 6.16 times the annualized rate of (i.e. , 24.64 times) the last three (3) monthly payments of the Sub-Manager Base Management Fee; provided that, (i) the Final Payment shall be calculated and determined in accordance with Section 11(e).  The Final Payment shall be paid on the date that is 60 days after the Termination Date (or, if such date is not a Business Day, the next Business Day).

(c)

Upon the termination of this Agreement (or, in the case of a termination pursuant to Section 11(a)(iii), the determination of termination in accordance with Section 14(b)), except to the extent inconsistent with applicable law, the Sub-Manager shall as promptly as reasonably practicable (A) deliver to the Manager one copy of all expense statements generated pursuant to Section 7 hereof covering the period following the date of the last provision of such expense statements to the Manager through the Termination Date; and (B) deliver to the Manager all property and documents of the REIT provided to or obtained by the Sub-Manager pursuant to or in connection with this Agreement, including all copies and extracts thereof in whatever form, then in the Sub-Manager’s possession or under its control (provided that the Sub-Manager’s outside counsel may retain one copy to be kept confidential and used solely for archival purposes).

(d)

Subject to other provisions of this Agreement, if the Sub-Manager is removed for Cause, the effective date of a removal for Cause shall be the date upon which the Manager shall have delivered to Sub-Manager both (i) written notice that the Sub-Manager is being removed for Cause in accordance with the Sub-Management Agreement, and (ii) a copy of the applicable final, non-appealable order evidencing the required final determination of the court of competent jurisdiction.

(e)

The Manager shall calculate the Final Payment (and other related amounts or numbers on which the Final Payment is based, directly or indirectly, including, without limitation the Sub-Manager Base Management Fee, Base Management Fee, and Gross Equity Raised) (A) in accordance with (1) the books and records of the REIT and (2) the definitions of Base Management Fee and Gross Equity Raised in the Management Agreement and (B) using the same accounting principles, policies, practices and methodologies used in, and applied consistently with, the prior calculations of Base Management Fee and Gross Equity Raised under the Management Agreement, and (ii) shall otherwise follow the past practices of the REIT and the Manager with respect to calculating Base Management Fee and Gross Equity Raised, in each case subject to the adjustments expressly provided for in Section 11(b).  The REIT agrees to provide such access to its books and records as the Manager may reasonably require to perform the calculations required under this Section 11(e).  Upon the Manager’s calculation of the Final Payment, the Manager shall promptly deliver to the Sub-Manager a written statement setting forth in reasonable detail its calculation of the Final Payment (including the applicable calculations of Sub-Manager Base Management Fee, Base Management Fee, and Gross Equity Raised) and both the Manager and the REIT shall provide the Sub-Manager reasonable access, during normal business hours and upon reasonable notice, to all work papers, schedules, memoranda and other documents prepared or reviewed by the Manager and the REIT, respectively, or by any of their respective representatives that are relevant to the Manager's calculation of the Final Payment (or the applicable calculation of Sub-Manager Base Management Fee, Base Management Fee, and Gross Equity Raised), and such access shall be provided promptly after request by the Sub-Manager.  The Manager shall request that its accountants communicate with the Sub-Manager and its representatives; provided, that the Sub-Manager may be required to sign an “indemnification letter” in the form generally used by the Manager’s accountant prior to receiving access to any materials prepared by such accountant.  Each of the Manager and the REIT shall cause its representatives to be available, during normal business hours and upon reasonable notice, to the Sub-Manager to review the calculation of the Final Payment (including the applicable Sub-Manager Base Management Fee, Base Management Fee, and Gross Equity Raised). In the event that the Sub-Manager disputes the calculation of the Final Payment (including the calculation of the applicable Sub-Manager Base Management, Fee Base Management Fee, and Gross Equity Raised), the Sub-Manager and the Manager will use commercially reasonable efforts, and negotiate in good faith, to promptly reach agreement as to the correct calculation of the Final Payment.

12.

Assignment.  Except as set forth in this Section 12, this Agreement shall not be assigned by any party hereto without the prior written consent of the other parties.

(a)

The Manager may not assign any of its rights and obligations under this Agreement, except that the Manager may assign, in their entirety, its rights and obligations under this Agreement to any third party upon the assignment of its rights and obligations under the Management Agreement to such third party; provided that both the assignee agrees in writing to assume all obligations hereunder and the Manager shall continue to remain liable for its obligations to the Sub-Manager hereunder.

(b)

Upon termination of this Agreement pursuant to Section 11(a)(i) and payment by the REIT of the Final Payment, the right of the Sub-Manager to receive the Sub-Manager Base Management Fee shall be deemed to have been assigned to the REIT, the Manager shall pay the Sub-Manager Base Management Fee to the REIT on a basis consistent with past practice, and the provisions of this Agreement with respect thereto shall survive solely for such purpose; provided, however, that the Manager may, on or prior to the first anniversary of the date on which the Final Payment is made, terminate its obligations and all rights of the REIT hereunder by paying or causing to be paid to the REIT an amount equal to the Final Payment.  Any other transfer of fees and other amounts payable to the Sub-Manager under this Agreement shall be governed by Section 8(a).

13.

Indemnification. The Manager will use commercially reasonable efforts to cause the Sub-Manager to be indemnified by the REIT in accordance with the Management Agreement.

14.

Remedies; Limitation of Liability.

(a)

Notwithstanding any other provision of this Agreement, in no event shall the Members, the REIT or any of their Affiliates (including the Manager), on the one hand, or the Sub-Manager, on the other hand, be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Members, the REIT or their Affiliates, on the one hand, or the Sub-Manager, on the other hand, has been advised of the likelihood of such loss or damage and regardless of the form of action; provided, however, that in connection with any dispute between any Member Entities or the Manager, on the one hand, and the Sub-Manager, on the other hand, regarding the Sub-Manager’s right to receive payments under this Agreement, (x) if the Sub-

Manager is finally determined to have been entitled to receive any amounts (not paid when due) under this Agreement, the Sub-Manager will be entitled to (1) reimbursement of reasonable costs and expenses (including attorneys’ fees) incurred in connection with such dispute and collection of such amounts and (2) interest accruing at the Interest Rate on such unpaid amounts from the date payment was originally due until actually paid, and (y) if the Sub-Manager is finally determined not to have been entitled to receive any amounts (not paid when due) under this Agreement, the Manager will be entitled to reimbursement of reasonable costs and expenses (including attorneys’ fees) incurred in connection with such dispute. Further, notwithstanding any other provision of this Agreement, neither the Manager nor either of the Members (or any of their respective Affiliates) shall be liable to the Sub-Manager for payment of a Sub-Manager Base Management Fee, Sub-Manager Termination Fee or any similar compensation except to the extent that the Manager, the applicable Members or such Affiliate (as the case may be) or its assignee has actually received a corresponding fee from the REIT or any Related Vehicles. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the parties under this Agreement (whether for indemnification or otherwise) of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

(b)

Notwithstanding anything to the contrary in this Agreement, the Manager will not be entitled to terminate this Agreement (except as expressly set forth in the termination provisions above), withhold or offset amounts owed hereunder or otherwise seek recourse against the Sub-Manager for any breach of this Agreement, except that the Manager may seek payment of monetary damages to the extent a court of competent jurisdiction finally determines such damages are awarded to the Manager against the Sub-Manager as a result of Cause (and such damages exceed any amounts released from escrow to the Manager in accordance with this Section 14(b)); provided that, in the event that the Manager has, in good faith and in accordance with this Agreement, initiated litigation with respect to Cause prior to the termination of this Agreement pursuant to Section 11(a)(i), the REIT may, in lieu of making payments to the Sub-Manager with respect to the Final Payment, but at the time at which such payments would otherwise be required, deposit such payments into an interest-bearing escrow arrangement reasonably satisfactory to the Sub-Manager.  If a court of competent jurisdiction finally determines that Cause occurred prior to the termination of this Agreement pursuant to Section 11(a)(i), the amounts then in escrow will be released to the REIT (and the REIT shall have no further obligation to make payments with respect to the Final Payment).  If a court of competent jurisdiction finally determines that no Cause occurred prior to the termination of this Agreement pursuant to Section 11(a)(i), then the amounts then in escrow will be released to the Sub-Manager, and the REIT will be responsible for any additional amounts owing in respect of the Final Payment.

15.

Representations and Warranties of the REIT, Each Member and the Manager. The REIT, the Manager and each of the Members each, severally and not jointly, hereby represents and warrants to the Sub-Manager, as follows:

(a)

It (a) in the case of the REIT, is a corporation and is duly organized, validly existing and in good standing under the laws of the State of Maryland, and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of it and its subsidiaries taken as a whole, (b) in the case of the Manager, is a limited liability company and is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of it and its subsidiaries taken as a whole, and (c) in the case of each Member, is a natural person.  It has all requisite corporate or other power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement.

(b)

The execution, delivery and performance of this Agreement has been duly authorized by it. This Agreement has been duly executed and delivered by it and, assuming due execution and delivery by the Sub-Manager, constitutes a valid and binding obligation of it, enforceable in accordance with its terms. The execution and delivery by it of this Agreement, and the fulfillment of and compliance with the terms hereof by it, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon its capital stock or membership interests, as applicable, or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, its organizational documents (if applicable), or any law, statute, rule or regulation to which it is subject, or any agreement, instrument, order, judgment or decree to which it is a party or by which it is bound.

16.

Representations and Warranties of the Sub-Manager. The Sub-Manager hereby represents and warrants to the Members, the REIT, and the Manager as follows:

(a)

The Sub-Manager is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Sub-Manager taken as a whole. The Sub-Manager has all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement.

(b)

The execution, delivery and performance of this Agreement has been duly authorized by the Sub-Manager. This Agreement has been duly executed and delivered by the Sub-Manager and, assuming due execution and delivery by the Members and the Manager, constitutes a valid and binding obligation of the Sub-Manager, enforceable in accordance with its terms. The execution and delivery by the Sub-Manager of this Agreement, and the fulfillment of and compliance with the terms hereof by the Sub-Manager, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Sub-Manager’s capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Sub-Manager’s certificate of formation or amended and restated limited liability company agreement, or any law, statute, rule or regulation to which the Sub-Manager is subject, or any agreement, instrument, order, judgment or decree to which the Sub-Manager is a party or by which it is bound.

17.

Further Assurances. The Sub-Manager and the Manager will use commercially reasonable efforts to cooperate to give effect to the arrangements contemplated hereby.

18.

Notices. Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when (1) delivered by hand, (2) otherwise delivered by reputable overnight courier against receipt therefor, or (3) upon actual receipt of registered or certified mail, postage prepaid, return receipt requested.  The parties may deliver to each other notice by electronically transmitted facsimile copies or electronically transmitted mail (i.e., e-mail), provided that such facsimile or e-mail notice is followed within 24 hours by any type of notice otherwise provided for in this Section 18.  Any party may alter the address or other contact information to which communications or copies are to be sent by giving notice of such change of address or other contact information in conformity with the provisions of this Section 18 for the giving of notice.  Any notice shall be duly addressed to the parties as follows:

If to the Manager:

Jeffrey Zimmer

ARMOUR Residential Management, LLC

3005 Hammock Way

Vero Beach, FL 32963

Telecopy: (772) 388-4758

E-mail: [●]

with a copy given in the manner prescribed above, to:

Cahill Wink LLP

5 Penn Plaza, 23rd Floor

New York, NY 10001

Telecopy: (518) 584-1962

Attn: David G. Nichols, Jr. PLLC

E-mail: david.nichols@cahillwink.com

If to the Sub-Manager:

Staton Bell Blank Check LLC

6800 Broken Sound Parkway

Boca Raton, Florida 33487

Attention: Daniel C. Staton

E-mail: daniel@statoncapital.com

with a copy given in the manner prescribed above, to:

Akerman Senterfitt

One Southeast Third Avenue, 25th Floor

SunTrust International Center

Miami, FL 33131

Telecopy: (305) 374-5095

Attn.: Martin Burkett, Esq., and Bradley Houser, Esq.

E-mail: martin.burkett@akerman.com and bradley.houser@akerman.com

If to Jeffrey J. Zimmer:

[●]

with a copy given in the manner prescribed above, to:

Cahill Wink LLP

5 Penn Plaza, 23rd Floor

New York, NY 10001

Telecopy: (518) 584-1962

Attn: David G. Nichols, Jr. PLLC

E-mail: david.nichols@cahillwink.com

If to Scott J. Ulm:

[●]

with a copy given in the manner prescribed above, to:

Cahill Wink LLP

5 Penn Plaza, 23rd Floor

New York, NY 10001

Telecopy: (518) 584-1962

Attn: David G. Nichols, Jr. PLLC

E-mail: david.nichols@cahillwink.com

If to the REIT:

Jeffrey Zimmer

ARMOUR Residential REIT, Inc.

3005 Hammock Way

Vero Beach, FL 32963

Telecopy: (772) 388-4758

E-mail: jz@armourreit.com

with a copy given in the manner prescribed above, to:

Akerman Senterfitt

One Southeast Third Avenue, 25th Floor

SunTrust International Center

Miami, FL 33131

Telecopy: (305) 374-5095

Attn.: Martin Burkett, Esq., and Bradley Houser, Esq.

E-mail: martin.burkett@akerman.com and bradley.houser@akerman.com

19.

Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

20.

Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement.  This Agreement may not be modified or amended other than in accordance with Section 29.

21.

GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES TO THE CONTRARY.

22.

Jurisdiction; Waiver of Jury Trial. Any proceeding or action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be brought in any state court of the State of Florida or, in the case of claims to which the federal courts have subject matter jurisdiction, any federal court of the United States of America, in either case, located in the State of Florida, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 22. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT.

23.

No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Subject to Section 14, the rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereunder shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

24.

Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.

25.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

26.

Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

27.

Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

28.

Attorneys’ Fees.  Should any action or other proceeding be necessary to enforce any of the provisions of this Agreement or the various transactions contemplated hereby, the prevailing party or parties will be entitled to recover it or their actual reasonable attorneys’ fees and expenses from the non-prevailing party or parties whose actions, or failure or omission to act, gave rise to such action or other proceeding.

29.

Amendments.  This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement shall be executed by all the parties affected by such agreement.  If the REIT is such a party affected by any such agreement amending modifying or changing this Agreement, such agreement must be, if and when any of the stock of the REIT becomes publicly traded, approved by the Board of Directors.  The parties hereto expressly acknowledge that no consent or approval of the REIT’s stockholders is required in connection with any amendment, modification or change to this Agreement.

30.

Non-Disparagement. (i) The Sub-Manager hereby agrees to refrain, and to use reasonable efforts to cause its members, from making any defamatory or derogatory statements concerning the REIT, the Manager and the Members, and (ii) the REIT, the Manager and the Members hereby agree to refrain from making any defamatory or derogatory statements concerning the Sub-Manager and its members. This Section 29 shall survive termination of this Agreement for a period of five years. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit any individual or entity from making any truthful statements in response to a subpoena, in connection with a legal proceeding or as otherwise required by law or legal process.

31.

Authority.  Each signatory to this Agreement with respect to the Manager, Sub-Manager, or REIT warrants and represents that such signatory is authorized to sign this Agreement on behalf of and to bind the party on whose behalf such signatory is signing this Agreement.

32.

Section 409A.

(a)

General.  It is the intention of all the parties to this Agreement (the "Parties") that the benefits and rights to which the Sub-Manager is entitled pursuant to this Agreement comply with Code Section 409A, to the extent that the requirements of Code Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention.  If the Parties  believes, at any time, that any such benefit or right that is subject to Code Section 409A does not so comply, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Code Section 409A (with the most limited possible economic effect on the Parties).

(b)

Distributions On Account Of Separation from Service.  To the extent required to comply with Code Section 409A, any payment or benefit required to be paid under this Agreement on account of termination of the Agreement (or any other similar term) shall be made only in connection with a "separation from service" with respect to the Sub-Manager within the meaning of Code Section 409A.

(c)

No Acceleration of Payments.  The Parties, neither individually or in combination, may accelerate any payment or benefit that is subject to Code Section 409A, except in compliance with Code Section 409A and the provisions of this Agreement, and no amount that is subject to Code Section 409A shall be paid prior to the earliest date on which it may be paid without violating Code Section 409A.

(d)

Six Month Delay for Specified Employees.  In the event that any payment under the Agreement is to be made to a “specified employee” (as described in Code Section 409A), then the Parties shall cooperate in good faith to undertake any actions that would cause such payment or benefit not to constitute deferred compensation under Code Section 409A.  In the event that, following such efforts, the REIT or the Manager determine (after consultation with its counsel) that such payment or benefit is still subject to the six-month delay requirement described in Code Section 409A(2)(b) in order for such payment or benefit to comply with the requirements of Code Section 409A, then no such payment or benefit shall be made before the date that is six months after the specified employee’s “separation from service” (as described in Code Section 409A) (or, if earlier, the date of the specified employee’s death). Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

(e)

Treatment of Each Installment as a Separate Payment.  For purposes of applying the provisions of Code Section 409A to this Agreement, each separately identified amount to which the Sub-Manager is entitled under this Agreement shall be treated as a separate payment.  In addition, to the extent permissible under Code Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ARMOUR RESIDENTIAL MANAGEMENT, LLC

By:

Name: Jeffrey J. Zimmer

Title: Managing Partner

STATON BELL BLANK CHECK LLC

By:

Name:

Title:

ARMOUR RESIDENTIAL REIT, INC., solely with respect to Sections 1, 6(a), 9(b), 11(a), 11(b), 11(e), 14(a), 14(b), 15, and 18 through 32

By:

Name: Jeffrey J. Zimmer

Title: Chairman, Co-CEO & President

JEFFREY J. ZIMMER, solely with respect to Sections 1, 9, 11(a), 14(a), 15(a), 18 through 30, and 32

By:

Name: Jeffrey J. Zimmer

SCOTT J. ULM, solely with respect to Sections 1, 9, 11(a), 14(a), 15(a), 18 through 30, and 32

By:

Name: Scott J. Ulm

[Signature page to Sub-Management Agreement]

EXHIBIT I

DIRECTORS AND OFFICERS OF PARENT

The board of directors of ARMOUR Residential REIT, Inc. shall be composed of: (i) four (4) affiliated board members consisting of Jeffrey J. Zimmer, Scott J. Ulm, Marc Bell and Daniel Staton; and (ii) five (5) unaffiliated directors to be proposed by Parent Shareholders and consented to by Staton Bell Blank Check LLC, which consent will not be unreasonably withheld.

I-1